As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(650) 494-3700
(Address, including zip code, and telephone, including area code, or registrar’s principal executive offices)

Keith R. Guericke
President and Chief Executive Officer
925 East Meadow Drive
Palo Alto, California 94303
(650) 494-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in its Charter)

333-44467-01
(Commission File Number)

California	77-0369575
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(650) 494-3700
(Address, including zip code, and telephone, including area code, or registrar’s principal executive offices)

Keith R. Guericke
President and Chief Executive Officer
925 East Meadow Drive
Palo Alto, California 94303
(650) 494-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Stephen J. Schrader
Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, California 94111-3802
(415) 576-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered / Proposed maximum offering price per share /Proposed maximum aggregate offering price	Amount of registration fee
Essex Property Trust, Inc. Common Stock Preferred Stock Depositary Shares(2) Warrants or Other Rights Stock Purchase Contracts Units (3) Guarantees of the Debt Securities(4)	(1)	$ 0(1)
Essex Portfolio, L.P. Debt Securities	(1)	$ 0(1)
TOTAL	(1)	$ 0(1)

(1)
An unspecified indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), Essex Property Trust, Inc. is deferring payment of all of the registration fee, except for $6,077.00 that has already been paid with respect to $20,600,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108336, which was filed on August 28, 2003, and were not sold thereunder. In accordance with Rules 456(b) and 457(r), Essex Portfolio, L.P. is deferring payment of all the registration fee, except for $73,750 that has already been paid with respect to $250,000,000 maximum aggregate offering price of securities that were previously registered pursuant to Registration Statement No. 333-108336, which was filed on August 28, 2003, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(3)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(4)
Debt Securities issued by Essex Portfolio, L.P. may be accompanied by Guarantees to be issued by Essex Property Trust, Inc. None of the proceeds will be received by Essex Property Trust, Inc. for the Guarantees. Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.

PROSPECTUS
ESSEX PROPERTY TRUST, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS AND OTHER RIGHTS
STOCK PURCHASE CONTRACTS
UNITS
GUARANTEES OF DEBT SECURITIES

and

ESSEX PORTFOLIO, L.P.

DEBT SECURITIES

Essex Property Trust, Inc., a Maryland corporation (“Essex” or the “Company”), may from time to time offer: (i) common stock; (ii) preferred stock; (iii) preferred stock represented by depositary shares; (iv) warrants and other rights to purchase common stock; (v) stock purchase contracts; and (vi) units representing an interest in two or more other securities; and

Essex Portfolio L.P., a California partnership (the “Operating Partnership”), may from time to time offer in one or more series debt securities, which may be either senior debt securities (“Senior Securities”) or subordinated debt securities (“Subordinated Securities” and, together with the Senior Securities, the “Debt Securities”), guaranteed by Essex through unconditional guarantees (the “Guarantees”) of the Debt Securities. The Debt Securities may be non-convertible or convertible into or exercisable or exchangeable for securities of the Company or the Operating Partnership.

The securities listed above (collectively, the “Offered Securities”) may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to this prospectus (each a “Prospectus Supplement”); provided that Essex will unconditionally guarantee the payment of principal and a premium, if any, and interest on the debt securities, to the extent and on the terms described herein and in any accompanying Prospectus Supplement to this prospectus. Under this Registration Statement, Essex can issue equity securities and debt guarantees, but not debt securities, and the Operating Partnership can issue only debt securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a Prospectus Supplement. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes.

The applicable Prospectus Supplement also will contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

The Offered Securities may be offered directly, through agents designated from time to time by Essex, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See “Plan of Distribution.” No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

Essex’s common stock is traded on the New York Stock Exchange under the symbol “ESS.”

You should consider the risks discussed in “Risk Factors” beginning on page 6 of the prospectus before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 30, 2007

________________________

Neither Essex Property Trust, Inc. nor Essex Portfolio, L.P. have authorized any person to give any information or to make any representation not contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus on a later date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a Registration Statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement contains additional information about us. You may inspect the Registration Statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

—
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

—	The Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006;

—	Essex’s Annual Report on Form 10-K for the year ended December 31, 2006;

—	Essex’s Current Report on Form 8-K filed on February 7, 2007;

—	The description of Essex’s common stock contained in a Registration Statement on Form 8-A filed with the SEC on May 27, 1994, as amended on September 19, 2003;

—
The Rights Agreement dated as of November 11, 1998, between Essex Property Trust, Inc. and BankBoston, N.A., as Rights Agent, including all exhibits thereto, attached as Exhibit 1 to the Company’s Form 8-A, filed November 12, 1998; and the amendments to the Rights Agreement dated December 13, 2000 and February 28, 2002 included as exhibits 4.2 and 4.3 to the Annual Report on Form 10-K of Essex Property Trust, Inc. and for the year ended December 31, 2005; and

—
All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports furnished under Item 9 of Form 8-K) after the date of this prospectus and prior to the termination of the offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California 94303, Attention: Secretary (650) 494-3700.

Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “Essex” mean Essex Property Trust, Inc. and all references to the “Operating Partnership” mean Essex Portfolio, L.P. Unless we indicate otherwise or unless the context requires otherwise, all references in this prospectus to “we,” “us,” or “our” mean Essex and its subsidiaries, including the Operating Partnership and its subsidiaries. When we refer to Essex’s “Charter,” we mean Essex’s articles of incorporation, as amended and supplemented from time to time.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and are subject to the “safe harbor” provisions created by these statutes. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as “anticipates,” “believes,” “expects,” “future,” “intends,” “assuming,” “projects,” “plans” and similar expressions or the negative of those terms or other comparable terminology. These forward-looking statements, which include statements about our expectations, objectives, anticipations, intentions and strategies regarding the future, expected operation results, revenues and earnings, reflect only management’s current expectations and are not guarantees of future performance and are subject to risks and uncertainties, including those risks described under the heading “Risk Factors” in this prospectus, or in the documents incorporated by reference in this prospectus, that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Some of these forward-looking statements include statements regarding our expectations as to:

•	The timing of completion of current development and redevelopment projects and the stabilization dates of such projects;

•	The total projected costs and rental rates of development and redevelopment projects;

•	The adequacy of future cash flows to meet operating requirements and to provide for dividend payments in accordance with real estate investment trust (“REIT”) requirements;

•	The amount of capital expenditures and non-revenue generating capital expenditures;

•	Future acquisitions and anticipated development projects in 2007and thereafter;

•	The anticipated performance of second Essex Apartment Value Fund (“Fund II”);

•	The anticipated performance of existing properties; and

•	The anticipated results from various geographic regions and our investment focus in such regions.

All forward-looking statements included or incorporated by reference in this prospectus are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement or statements. It is important to note that such forward-looking statements are subject to risks and uncertainties and that our actual results could differ materially from those in such forward-looking statements. The foregoing factors, as well as those under the heading “Risk Factors” in this prospectus and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we file with the SEC from time to time, among others, in some cases have affected, and in the future could affect, our actual operating results and could cause our actual consolidated operating results to differ materially from those expressed in any forward-looking statement made by us. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus.

ESSEX AND THE OPERATING PARTNERSHIP

Essex Property Trust, Inc. (“Essex” or the “Company”) is a self-administered and self-managed equity real estate investment trust (“REIT”) engaged in the ownership, acquisition, development and management of apartment communities. As of December 31, 2006, the Company operated and had ownership interests in 130 apartment communities (totaling 27,553 units), two recreational vehicle parks (comprising 338 spaces), three office buildings (aggregating to approximately 166,340 square feet), and one manufactured housing community (containing 157 sites) (collectively, the “Properties”). The Properties are located in Southern California (Los Angeles, Ventura, Orange, Riverside and San Diego counties), Northern California (the San Francisco Bay Area), Seattle, Washington and other regions (Portland, Oregon metropolitan area, Houston, Texas).

Essex was incorporated in the state of Maryland in March 1994. On June 13, 1994, Essex commenced operations with the completion of an initial public offering (“the Offering”) in which Essex issued 6,275,000 shares of common stock at $19.50 per share.

Essex Portfolio, L.P. (the “Operating Partnership”) was formed in March 1994 and commenced operations on June 13, 1994, when Essex, the general partner of the Operating Partnership, completed its Offering.

Essex conducts substantially all of its activities through the Operating Partnership. Essex currently owns an approximate 90.4% general partnership interest and members of Essex’s Board of Directors, senior management and certain outside investors own limited partnership interests of approximately 9.6% in the Operating Partnership. As the sole general partner of the Operating Partnership, Essex has control over the management of the Operating Partnership and over each of the properties.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, we intend to use the net proceeds of any sale of Offered Securities for general corporate purposes and to invest in the Operating Partnership. Unless otherwise indicated in the applicable Prospectus Supplement, the Operating Partnership intends to use any net proceeds to fund the acquisition and development of apartment communities and to repay indebtedness. Net proceeds from the sale of the Offered Securities initially may be temporarily invested in short-term securities.

RISK FACTORS

Our business, operating results, cash flows and financial conditions are subject to various risks and uncertainties, including, without limitation, those set forth below, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results.

We depend on our key personnel

Our success depends on our ability to attract and retain executive officers, senior officers and company managers. There is substantial competition for qualified personnel in the real estate industry and the loss of several of our key personnel could have an adverse effect on us.

Debt financing

At December 31, 2006, we had approximately $1.41 billion of indebtedness (including $186.3 million of variable rate indebtedness, of which $182.8 million is subject to interest rate protection agreements). We are subject to the risks normally associated with debt financing, including the following:

•	cash flow may not be sufficient to meet required payments of principal and interest;

•	inability to refinance maturing indebtedness on encumbered properties;

•	the terms of any refinancing may not be as favorable as the terms of existing indebtedness;

•	inability to comply with debt covenants could cause an acceleration of the maturity date; and

•	repaying debt before the scheduled maturity date could result in prepayment penalties.

Uncertainty of our ability to refinance balloon payments

As of December 31, 2006, we had approximately $1.41 billion of mortgage debt, exchangeable bonds and line of credit borrowings, most of which are subject to balloon payments. We do not expect to have sufficient cash flows from operations to make all of these balloon payments. These mortgages, bonds and lines of credit borrowings have the following scheduled principal and balloon payments:

2007--$69.1 million;
2008--$179.5 million;
2009--$117.6 million;
2010--$156.9 million;
2011--$155.5 million;
Thereafter--$733.0 million.

We may not be able to refinance such mortgage indebtedness, bonds, or lines of credit. The Properties subject to these mortgages could be foreclosed upon or otherwise transferred to the lender. This could cause us to lose income and asset value. We may be required to refinance the debt at higher interest rates or the terms of such refinancing may not be as favorable as the terms of existing indebtedness.

Debt financing on properties may result in insufficient cash flow

Where possible, we intend to continue to use leverage to increase the rate of return on our investments and to provide for additional investments that we could not otherwise make. There is a risk that the cash flow from the properties will be insufficient to meet both debt payment obligations and the distribution requirements of the real estate investment trust provisions of the Internal Revenue Code. We may obtain additional debt financing in the future through mortgages on some or all of the properties. These mortgages may be recourse, non-recourse, or cross-collateralized.

As of December 31, 2006, Essex had 69 of its 116 consolidated apartment communities encumbered by debt. Of the 69 properties, 53 are secured by deeds of trust relating solely to those properties. With respect to the remaining 19 properties, there are 4 cross-collateralized mortgages secured by 8 properties, 6 properties, 3 properties and 2 properties, respectively. The holders of this indebtedness will have a claim against these properties and, to the extent indebtedness is cross-collateralized, lenders may seek to foreclose upon properties which are not the primary collateral for their loan. This may accelerate other indebtedness secured by properties. Foreclosure of properties would reduce our income and asset value.

Risk of rising interest rates

Current interest rates are at historic lows and could potentially increase rapidly, which could result in higher interest expense on our variable rate indebtedness. Prolonged interest rate increases could negatively impact our ability to make acquisitions and develop properties at economic returns on investment and our ability to refinance existing borrowings at acceptable rates.

As of December 31, 2006, we had approximately $186.3 million of long-term variable rate indebtedness bearing interest at floating rates tied to the rate of short-term tax-exempt revenue bonds (which mature at various dates from 2020 through 2034), and $93.0 million of variable rate indebtedness under our lines of credit, bearing interest at the Freddie Mac Reference Rate plus from 0.55% to 0.59%.

Approximately $182.8 million of the long-term indebtedness is subject to interest rate cap protection agreements, which may reduce the risks associated with fluctuations in interest rates. The remaining $3.5 million of long-term variable rate indebtedness was not subject to any interest rate cap protection agreements as of December 31, 2006. An increase in interest rates may have an adverse effect on our net income and results of operations.

Risk of losses on interest rate hedging arrangements

Periodically, we have entered into agreements to reduce the risks associated with increases in interest rates and may continue to do so. Although these agreements may partially protect against rising interest rates, they also may reduce the benefits to us if interest rates decline. If a hedging arrangement is not indexed to the same rate as the indebtedness that is hedged, we may be exposed to losses to the extent that the rate governing the indebtedness and the rate governing the hedging arrangement change independently of each other. Finally, nonperformance by the other party to the hedging arrangement may subject us to increased credit risks. In order to minimize counterparty credit risk, our policy is to enter into hedging arrangements only with large financial institutions.

Bond compliance requirements may limit income from certain properties

At December 31, 2006, we had approximately $186.3 million of variable rate tax-exempt financing relating to the Inglenook Court Apartments, Wandering Creek Apartments, Treetops Apartments, Huntington Breakers Apartments, Camarillo Oaks Apartments, Fountain Park, Anchor Village and Parker Ranch Apartments. This tax-exempt financing subjects these properties to certain deed restrictions and restrictive covenants. We expect to engage in tax-exempt financings in the future. In addition, the Internal Revenue Code and rules and regulations thereunder impose various restrictions, conditions and requirements excluding interest on qualified bond obligations from gross income for federal income tax purposes. The Internal Revenue Code also requires that at least 20% of apartment units be made available to residents with gross incomes that do not exceed a specified percentage, generally 50%, of the median income for the applicable family size as determined by the Housing and Urban Development Department of the federal government. In addition to federal requirements, certain state and local authorities may impose additional rental restrictions. These restrictions may limit income from the tax-exempt financed properties if we are required to lower rental rates to attract residents who satisfy the median income test. If Essex does not reserve the required number of apartment homes for residents satisfying these income requirements, the tax-exempt status of the bonds may be terminated, the obligations under the bond documents may be accelerated and we may be subject to additional contractual liability.

Adverse effect to property income and value due to general real estate investment risks

Real property investments are subject to a variety of risks. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If the properties do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, cash flow and the ability to make distributions to stockholders will be adversely affected. The performance of the economy in each of the areas in which the properties are located affects occupancy, market rental rates and expenses. Consequently, the income from the properties and their underlying values may be impacted. The financial results of major local employers may have an impact on the cash flow and value of certain of the properties as well.

Income from the properties may be further adversely affected by, among other things, the following factors:

•	the general economic climate;

•	local economic conditions in which the properties are located, such as oversupply of housing or a reduction in demand for rental housing;

•	the attractiveness of the properties to tenants;

•	competition from other available space; and

•	Essex’s ability to provide for adequate maintenance and insurance.

As leases on the properties expire, tenants may enter into new leases on terms that are less favorable to us. Income and real estate values also may be adversely affected by such factors as applicable laws (e.g., the Americans With Disabilities Act of 1990 and tax laws), interest rate levels and the availability and terms of financing. Real estate investments are relatively illiquid and, therefore, our ability to vary our portfolio promptly in response to changes in economic or other conditions may be quite limited.

Economic environment and impact on operating results

The national economy and the economies of the western states in markets where we operate can impact our operating results. Some of these markets are concentrated in high-tech sectors, which have experienced economic downturns, and could again in the future. Our property type and diverse geographic locations provide some degree of risk mitigation. However, we are not immune to prolonged economic downturns. Although we believe we are well positioned to meet these challenges, it is possible that a reduction in rental rates, occupancy levels, property valuations and increases in operating costs such as advertising, turnover and repair and maintenance expense could occur in the event of economic uncertainty.

Risk of inflation/deflation

Substantial inflationary or deflationary pressures could have a negative effect on rental rates and property operating expenses.

Risks that acquisitions will fail to meet expectations

We intend to continue to acquire apartment communities. However, there are risks that acquisitions will fail to meet our expectations. Our estimates of future income, expenses and the costs of improvements or redevelopment that are necessary to allow us to market an acquired property as originally intended may prove to be inaccurate. We expect to finance future acquisitions, in whole or in part, under various forms of secured or unsecured financing or through the issuance of partnership units by the Operating Partnership or related partnerships or additional equity by Essex. The use of equity financing, rather than debt, for future developments or acquisitions could dilute the interest of Essex’s existing stockholders. If we finance new acquisitions under existing lines of credit, there is a risk that, unless we obtain substitute financing, Essex may not be able to secure further lines of credit for new development or such lines of credit may be not available on advantageous terms.

Risks that development activities will be delayed, not completed, and/or not achieve expected results

We pursue apartment community development projects and these projects generally require various governmental and other approvals which have no assurance of being received. Our development activities generally entail certain risks, including the following:

•	funds may be expended and management’s time devoted to projects that may not be completed;

•	construction costs of a project may exceed original estimates, possibly making the project economically unfeasible;

•	development projects may be delayed due to, without limitation, adverse weather conditions, labor shortages, or unforeseen complications;

•	occupancy rates and rents at a completed project may be less than anticipated; and

•	the operating expenses at a completed development may be higher than anticipated.

These risks may reduce the funds available for distribution to Essex’s stockholders. Further, the development of properties is also subject to the general risks associated with real estate investments. For further information regarding these risks, please see “Adverse Effect to Property Income and Value Due to General Real Estate Investment Risks.”

The geographic concentration of our Properties and fluctuations in local markets may adversely impact our financial condition and operating results

We generated significant amounts of rental revenues for the year ended December 31, 2006 from properties concentrated in Southern California (Los Angeles, Ventura, Orange, San Diego and Riverside counties), Northern California (the San Francisco Bay Area), and the Pacific Northwest (the Seattle, Washington and Portland, Oregon metropolitan areas). As of December 31, 2006, more than half (76%) of our Properties were located in California. This geographic concentration could present risks if local property market performance falls below expectations. The economic condition of these markets could affect occupancy, market rental rates, and expenses, as well as impact the income generated from the Properties and their underlying asset values. The financial results of major local employers also may impact the cash flow and value of certain of the Properties. This could have a negative impact on our financial condition and operating results, which could affect our ability to pay expected dividends to our stockholders.

Competition in the apartment community market may adversely affect operations and the rental demand for our Properties

There are numerous housing alternatives that compete with our apartment communities in attracting residents. These include other apartment communities and single-family homes that are available for rent in the markets in which the Properties are located. Our Properties also compete for residents with new and existing homes and condominiums that are for sale. If the demand for our Properties is reduced or if competitors develop and/or acquire competing properties on a more cost-effective basis, rental rates may drop, which may have a material adverse affect on our financial condition and results of operations. We also face competition from other real estate investment trusts, businesses and other entities in the acquisition, development and operation of properties. Some of the competitors are larger and have greater financial resources than we do. This competition may result in increased costs of properties we acquire and/or develop.

Dividend requirements as a result of preferred stock may lead to a possible inability to sustain dividends

We have Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) with an aggregate liquidation preference of approximately $25 million outstanding and Series G Cumulative Convertible Preferred Stock (“Series G Preferred Stock”) with an aggregate liquidation preference of approximately $149.5 million outstanding. In addition, we are required under limited conditions to issue Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) with an aggregate liquidation preference of $80 million and Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) with an aggregate liquidation preference of $50 million in each case in exchange for outstanding preferred interests in the Operating Partnership. The terms of the Series B, D, F and G Preferred Stock provide for certain cumulative preferential cash distributions per each share of preferred stock.

These terms also provide that while such preferred stock is outstanding, we cannot authorize, declare, or pay any distributions on our common stock, unless all distributions accumulated on all shares of such preferred stock have been paid in full. Our failure to pay distributions on such preferred stock would impair our ability to pay dividends on our common stock. Our credit agreement limits our ability to pay dividends on our preferred stock if we fail to satisfy a fixed charge coverage ratio.

If Essex wishes to issue any common stock in the future (including upon exercise of stock options), the funds required to continue to pay cash dividends at current levels will be increased. Essex’s ability to pay dividends will depend largely upon the performance of our current properties and other properties that may be acquired or developed in the future.

If Essex cannot pay dividends on its common stock, Essex’s status as a real estate investment trust may be jeopardized. Our ability to pay dividends on our common stock is further limited by the Maryland General Corporation Law. Under the Maryland General Corporation Law, Essex may not make a distribution on stock if, after giving effect to such distribution, either:

•	we would not be able to pay our indebtedness as it becomes due in the usual course of business; or

•	our total assets would be less than our total liabilities, including the liquidation preference on our outstanding shares of Series B, Series D, Series F, and Series G preferred stock.

Resale of shares pursuant to our effective registration statements or that are issued upon conversion of our convertible preferred stock may have an adverse effect on the market price of the shares

Essex has the following effective registration statements, which allows for the resale into the public stock of common stock held by stockholders, as specified in the registration statements:

•
A registration statement, declared effective in 2003, which covers the resale of up to 6,513,490 shares, including (i) up to 2,769,875 shares issued, or potentially issuable, in connection with the acquisition of John M. Sachs, Inc., a real estate company, (ii) up to 2,270,490 shares of common stock that are issuable upon exchange of limited partnership interests in the Operating Partnership, and (iii) up to 1,473,125 shares that are issuable upon exchange of limited partnership interests in certain other real estate partnerships; and

•
Registration statements, declared effective in 2006, that cover (i) the resale of up to 142,076 shares issuable in connection with our Waterford and Vista Belvedere acquisitions and (ii) the resale of shares issuable in connection with the exchange rights of our 3.625% Exchangeable Senior Notes, as to which there is a principal amount of $225 million outstanding.

During the third quarter of 2006, we issued, pursuant to a registration statement, 5,980,000 million shares of 4.875% Series G Cumulative Preferred Stock for estimated gross proceeds of $149.5 million; such shares are convertible, subject to certain conditions, into common stock, which could be resold into the public market.

The resale of the shares of common stock pursuant to these various registration statements or that are issued upon conversion of our outstanding convertible preferred stock may have an adverse effect on the market price of our shares.

The exchange and repurchase rights of Exchangeable Senior Notes and Series G Preferred Stock may be detrimental to holders of common stock

The Operating Partnership has $225 million principal amount of 3.625% Exchangeable Senior Notes (the “Notes”) outstanding which mature on November 1, 2025. The Notes are exchangeable into the Company's common stock on or after November 1, 2020 or prior to November 1, 2020 under certain circumstances. The Notes are redeemable at the Company's option for cash at any time on or after November 4, 2010 and are subject to repurchase for cash at the option of the holder on November 1st in the years 2010, 2015 and 2020, or upon the occurrence of certain events. The Notes are senior unsecured and unsubordinated obligations of the Operating Partnership.

In 2006, the Company sold 5,980,000 million shares of 4.875% Series G Cumulative Convertible Preferred Stock (the “Series G Preferred Stock”) for gross proceeds of $149.5 million. Holders may convert Series G Preferred Stock into shares of the Company’s common stock subject to certain conditions. The conversion rate will initially be .1830 shares of common stock per $25 share liquidation preference, which is equivalent to an initial conversion price of $136.62 per share of common stock (the conversion rate will be subject to adjustment upon the occurrence of specified events). On or after July 31, 2011, the Company may, under certain circumstances cause some or all of the Series G Preferred Stock to be converted into shares of common stock at the then prevailing conversion rate. Further, if a fundamental change occurs, as defined in the articles supplementary for the Series G Preferred Stock, then the holders may require Essex to repurchase all or part of their Series G Preferred Stock subject to certain conditions.

The exchange of the Notes and/or Series G Preferred Stock for common stock would dilute stockholder ownership in the Company, and such exchange could adversely affect the market price of our common stock and our ability to raise capital through the sale of additional equity securities. If the Notes and Series G Preferred Stock are not exchanged, the repurchase price of the Notes and Series G Preferred Stock may discourage or impede transactions that might otherwise be in the interest of the holders of common stock. Further, these repurchase rights may be triggered in situations where Essex needs to conserve its cash reserves, in which event such repurchase might adversely affect Essex and its common stockholders.

Our future issuances of common stock, preferred stock or convertible debt securities could adversely affect the market price of our common stock.

In order to finance our property acquisition and development activities, we have issued and sold common stock, preferred stock and convertible debt securities. For example, in 2005, the Operating Partnership sold $225 million principal amount of 3.625% Exchangeable Senior Notes, which are exchangeable into the Company’s common stock under certain conditions. In 2006, the Company issued 5,980,000 million shares of 4.875% Series G Cumulative Convertible Preferred Stock for gross proceeds of approximately $149.5 million. During 2006, pursuant to a Controlled Equity Offering program that the Company entered into with Cantor Fitzgerald & Co., the Company issued and sold approximately 427,700 shares of Common Stock for $48.3 million, net of fees and commissions. The Company may in the future sell future shares of common stock pursuant to a Controlled Equity Offering program with Cantor Fitzgerald & Co.

Future sales of common stock, preferred stock or convertible debt securities may dilute stockholder ownership in the Company and could adversely affect the market price of common stock.

Our Chairman is involved in other real estate activities and investments, which may lead to conflicts of interest

Our Chairman, George M. Marcus, is not an employee of Essex, and is involved in other real estate activities and investments, which may lead to conflicts of interest. Mr. Marcus owns interests in various other real estate-related businesses and investments. He is the Chairman of The Marcus & Millichap Company, or “TMMC”, which is a holding company for certain real estate brokerage and services companies. TMMC has an interest in Pacific Property Company, a company that invests in West Coast apartment communities.

Mr. Marcus has agreed not to divulge any information that may be received by him in his capacity as Chairman of Essex to any of his affiliated companies and that he will abstain his vote on any and all resolutions by the Essex Board of Directors regarding any proposed acquisition and/or development of an apartment community where it appears that there may be a conflict of interest with any of his affiliated companies.

Notwithstanding this agreement, Mr. Marcus and his affiliated entities may potentially compete with us in acquiring and/or developing apartment communities, which competition may be detrimental to us. In addition, due to such potential competition for real estate investments, Mr. Marcus and his affiliated entities may have a conflict of interest with us, which may be detrimental to the interests of Essex’s stockholders.

The influence of executive officers, directors and significant stockholders may be detrimental to holders of common stock

As of March 28, 2007, George M. Marcus, the Chairman of our Board of Directors, wholly or partially owned 1,759,267 shares of common stock (including shares issuable upon exchange of limited partnership interests in the Operating Partnership and certain other partnerships and assuming exercise of all vested options). This represents approximately 7.1% of the outstanding shares of our common stock. Mr. Marcus currently does not have majority control over us. However, he currently has, and likely will continue to have, significant influence with respect to the election of directors and approval or disapproval of significant corporate actions. Consequently, his influence could result in decisions that do not reflect the interests of all of our stockholders.

Under the partnership agreement of the Operating Partnership, the consent of the holders of limited partnership interests is generally required for any amendment of the agreement and for certain extraordinary actions. Through their ownership of limited partnership interests and their positions with us, our directors and executive officers, including Mr. Marcus, have substantial influence on us. Consequently, their influence could result in decisions that do not reflect the interests of all stockholders.

The voting rights of preferred stock may allow holders of preferred stock to impede actions that otherwise benefit holders of common stock

In general, the holders of our outstanding shares of preferred stock do not have any voting rights. However, if full distributions are not made on any outstanding preferred stock for six quarterly distributions periods, the holders of preferred stock who have not received distributions, voting together as a single class, will have the right to elect two additional directors to serve on our Board of Directors. These voting rights continue until all distributions in arrears and distributions for the current quarterly period on the preferred stock have been paid in full. At that time, the holders of the preferred stock are divested of these voting rights, and the term and office of the directors so elected immediately terminates.

While any shares of our preferred stock are outstanding, Essex may not, without the consent of the holders of two-thirds of the outstanding shares of each series of preferred stock, each voting separately as a single class:

•	authorize or create any class of series of stock that ranks senior to such preferred stock with respect to the payment of dividends, rights upon liquidation, dissolution or winding-up of our business;

•	amend, alter or repeal the provisions of Essex’s Charter or Bylaws, including by merger or consolidation, that would materially and adversely affect the rights of such series of preferred stock; or

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in the case of the preferred stock into which our preferred units are exchangeable, merge or consolidate with another entity or transfer substantially all of its assets to another entity, except if such preferred stock remains outstanding or is converted into or exchanged for securities of the surviving entity with the same terms or in certain other circumstances.

These voting rights of the preferred stock may allow holders of preferred stock to impede or veto actions that would otherwise benefit the holders of our common stock.

The redemption rights of the Series B preferred units, Series D preferred units, Series F preferred stock and Series G preferred stock may be detrimental to holders of Essex common stock

Upon the occurrence of one of the following events, the terms of the Operating Partnership’s Series B and D Preferred Units provide the holders of  the majority of such units the right to require Essex to redeem all of such units and the terms of Essex’s Series F Preferred Stock and the Series G Preferred Stock provide the holders of the majority of the outstanding Series F Preferred Stock and Series G Preferred Stock the right to require Essex to redeem all of such stock:

•	Essex completes a “going private” transaction and its common stock is no longer registered under the Securities Exchange Act of 1934, as amended;

•	Essex completes a consolidation or merger or sale of substantially all of its assets and the surviving entity’s debt securities do not possess an investment grade rating; or

•	Essex fails to qualify as a REIT.

The aggregate redemption price of the Series B Preferred Units would be $80 million, the aggregate redemption price of the Series D Preferred Units would be $50 million, the aggregate redemption price of the Series F Preferred Stock would be $25 million and the aggregate redemption price of the Series G Preferred Stock would be $149.5 million, plus, in each case, any accumulated distributions.

These redemption rights may discourage or impede transactions that might otherwise be in the interest of holders of common stock. Further, these redemption rights might trigger situations where Essex needs to conserve its cash reserves, in which event such redemption might adversely affect Essex and its common holders.

Maryland business combination law may not allow certain transactions between Essex and its affiliates to proceed without compliance with such law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as any person (and certain affiliates of such person) who beneficially owns ten percent or more of the voting power of the then-outstanding voting stock.

The law also requires a supermajority stockholder vote for such transactions. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•	Two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder with whom the business combination is to be effected.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These voting provisions do not apply if the stockholders receive a minimum price, as defined under Maryland law. As permitted by the statute, the Board of Directors of Essex irrevocably has elected to exempt any business combination by us, George M. Marcus, William A. Millichap, who are the chairman and a director of Essex, respectively, and TMMC or any entity owned or controlled by Messrs. Marcus and Millichap and TMMC. Consequently, the five-year prohibition and supermajority vote requirement described above will not apply to any business combination between us and Mr. Marcus, Mr. Millichap, or TMMC. As a result, we may in the future enter into business combinations with Messrs. Marcus and Millichap and TMMC, without compliance with the supermajority vote requirements and other provisions of the Maryland General Corporation Law.

Anti-takeover provisions contained in the Operating Partnership agreement, Charter, Bylaws, and certain provisions of Maryland law could delay, defer or prevent a change in control

While Essex is the sole general partner of the Operating Partnership, and generally has full and exclusive responsibility and discretion in the management and control of the Operating Partnership, certain provisions of the Operating Partnership agreement place limitations on Essex’s ability to act with respect to the Operating Partnership. Such limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stock or otherwise be in the best interest of the stockholders or that could otherwise adversely affect the interest of Essex’s stockholders. The partnership agreement provides that if the limited partners own at least 5% of the outstanding units of limited partnership interest in the Operating Partnership, Essex cannot, without first obtaining the consent of a majority-in-interest of the limited partners in the Operating Partnership, transfer all or any portion of our general partner interest in the Operating Partnership to another entity. Such limitations on Essex’s ability to act may result in our being precluded from taking action that the Board of Directors believes is in the best interests of Essex’s stockholders. As of December 31, 2006, the limited partners held or controlled approximately 9.6% of the outstanding units of partnership interest in the Operating Partnership, allowing such actions to be blocked by the limited partners.

Essex’s Charter authorizes the issuance of additional shares of common stock or preferred stock and the setting of the preferences, rights and other terms of such preferred stock without the approval of the holders of the common stock. We may establish one or more series of preferred stock that could delay, defer or prevent a transaction or a change in control. Such a transaction might involve a premium price for our stock or otherwise be in the best interests of the holders of common stock. Also, such a class of preferred stock could have dividend, voting or other rights that could adversely affect the interest of holders of common stock.

Essex’s Charter, as well as Essex’s stockholder rights plan, contains other provisions that may delay, defer or prevent a transaction or a change in control that might be in the best interest of Essex’s stockholders. Essex’s stockholder rights plan is designed, among other things, to prevent a person or group from gaining control of us without offering a fair price to all of Essex’s stockholders. The Bylaws may be amended by the Board of Directors to include provisions that would have a similar effect, although Essex presently has no such intention. The Charter contains ownership provisions limiting the transferability and ownership of shares of capital stock, which may have the effect of delaying, deferring or preventing a transaction or a change in control. For example, subject to receiving an exemption from the Board of Directors, potential acquirers may not purchase more than 6% in value of the stock (other than qualified pension trusts which can acquire 9.9%). This may discourage tender offers that may be attractive to the holders of common stock and limit the opportunity for stockholders to receive a premium for their shares of common stock.

The Maryland General Corporations Law restricts the voting rights of shares deemed to be “control shares.”

Under the Maryland General Corporations Law, “control shares” are those which, when aggregated with any other shares held by the acquirer, entitle the acquirer to exercise voting power within specified ranges. Although the Bylaws exempt Essex from the control share provisions of the Maryland General Corporations Law, the Board of Directors may amend or eliminate the provisions of the Bylaws at any time in the future. Moreover, any such amendment or elimination of such provision of the Bylaws may result in the application of the control share provisions of the Maryland General Corporations Law not only to control shares which may be acquired in the future, but also to control shares previously acquired. If the provisions of the Bylaws are amended or eliminated, the control share provisions of the Maryland General Corporations Law could delay, defer or prevent a transaction or change in control that might involve a premium price for the stock or otherwise be in the best interests of Essex’s stockholders.

Essex’s joint ventures and joint ownership of Properties and partial interests in corporations and limited partnerships could limit Essex’s ability to control such Properties and partial interests

Instead of purchasing properties directly, we have invested and may continue to invest as a co-venturer. Joint venturers often have shared control over the operation of the joint venture assets. Therefore, it is possible that the co-venturer in an investment might become bankrupt, or have economic or business interests or goals that are inconsistent with our business interests or goals, or be in a position to take action contrary to our instructions or requests, or our policies or objectives. Consequently, a co-venturer’s actions might subject property owned by the joint venture to additional risk. Although we seek to maintain sufficient influence of any joint venture to achieve its objectives, we may be unable to take action without our joint venture partners’ approval, or joint venture partners could take actions binding on the joint venture without our consent. Should a joint venture partner become bankrupt, we could become liable for such partner’s share of joint venture liabilities.

From time to time, we, through the Operating Partnership, invest in corporations, limited partnerships, limited liability companies or other entities that have been formed for the purpose of acquiring, developing or managing real property. In certain circumstances, the Operating Partnership’s interest in a particular entity may be less than a majority of the outstanding voting interests of that entity. Therefore, the Operating Partnership’s ability to control the daily operations of such an entity may be limited. Furthermore, the Operating Partnership may not have the power to remove a majority of the board of directors (in the case of a corporation) or the general partner or partners (in the case of a limited partnership) of such an entity in the event that its operations conflict with the Operating Partnership’s objectives. The Operating Partnership may not be able to dispose of its interests in such an entity. In the event that such an entity becomes insolvent, the Operating Partnership may lose up to its entire investment in and any advances to the entity. We have and in the future may enter into transactions that could require us to pay the tax liabilities of partners, which contribute assets into joint ventures or the Operating Partnership, in the event that certain taxable events, which are within our control, occur. Although we plan to hold the contributed assets or defer recognition of gain on their sale pursuant to the like-kind exchange rules under Section 1031 of the Internal Revenue Code, we can provide no assurance that we will be able to do so and if such tax liabilities were incurred they can expect to have a material impact on our financial position.

Dedicated investment activities and other factors specifically related to Fund II

Fund II involves risks to us such as the following:

•	our partners in Fund II might remove Essex as the general partner of Fund II;

•	our partners in Fund II might become bankrupt (in which event we might become generally liable for the liabilities of Fund II);

•	our partners in Fund II have economic or business interests or goals that are inconsistent with our business interests or goals;

•	our partners in Fund II fail to fund capital commitments as contractually required; or

•	our partners in Fund II fail to approve decisions regarding Fund II that are in our best interest.

We will, however, generally seek to maintain sufficient influence over Fund II to permit it to achieve its business objectives.

Investments in mortgages and other real estate securities

We may invest in securities related to real estate, which could adversely affect our ability to make distributions to stockholders. We may purchase securities issued by entities, which own real estate and invest in mortgages or unsecured debt obligations. These mortgages may be first, second or third mortgages that may or may not be insured or otherwise guaranteed. In general, investments in mortgages include the following risks:

•	that the value of mortgaged property may be less than the amounts owed, causing realized or unrealized losses;

•	the borrower may not pay indebtedness under the mortgage when due, requiring us to foreclose, and the amount recovered in connection with the foreclosure may be less than the amount owed;

•	that interest rates payable on the mortgages may be lower than our cost of funds; and

•	in the case of junior mortgages, that foreclosure of a senior mortgage would eliminate the junior mortgage.

If any of the above were to occur, cash flows from operations and our ability to make expected dividends to stockholders could be adversely affected.

Possible environmental liabilities

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on, in, to or migrating from such property. Such laws often impose liability without regard as to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner’s or operator’s ability to sell or rent such property or to borrow using such property as collateral. Persons exposed to such substances, either through soil vapor or ingestion of the substances may claim personal injury damages. Persons who arrange for the disposal or treatment of hazardous or toxic substances or wastes also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility to which such substances or wastes were sent, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials (“ACMs”) into the air, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company could be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and costs related to injuries of persons and property.

Investments in real property create a potential for environmental liabilities on the part of the owner of such real property. We carry certain limited insurance coverage for this type of environmental risk. We have conducted environmental studies which revealed the presence of groundwater contamination at certain Properties. Such contamination at certain of these properties was reported to have migrated on-site from adjacent industrial manufacturing operations. The former industrial users of the Properties were identified as the source of contamination. The environmental studies noted that certain Properties are located adjacent to any possible down gradient from sites with known groundwater contamination, the lateral limits of which may extend onto such Properties. The environmental studies also noted that at certain of these properties, contamination existed because of the presence of underground fuel storage tanks, which have been removed. In general, in connection with the ownership, operation, financing, management and development of real properties, we may be potentially liable for removal or clean-up costs, as well as certain other costs and environmental liabilities. We may also be subject to governmental fines and costs related to injuries to persons and property.

Recently there has been an increasing number of lawsuits against owners and managers of apartment communities alleging personal injury and property damage caused by the presence of mold in residential real estate. Some of these lawsuits have resulted in substantial monetary judgments or settlements. Essex has been sued for mold related matters and has settled some, but not all, such matters, which matters remain unresolved and pending. Insurance carriers have reacted to mold related liability awards by excluding mold related claims from standard policies and pricing mold endorsements at prohibitively high rates. Essex has, however, purchased pollution liability insurance, which includes limited coverage for mold, although the insurance may not cover all pending or future mold claims. Essex has adopted programs designed to manage the existence of mold in its properties as well as guidelines for promptly addressing and resolving reports of mold to minimize any impact mold might have on residents or the property. Essex cannot assure you that it will not be sued in the future for mold related matters and cannot assure you that the liabilities resulting from such current or future mold related matters will not be substantial. The costs of carrying insurance to address potential mold related claims may also be substantial.

California has enacted legislation commonly referred to as “Proposition 65” requiring that “clear and reasonable” warnings be given to consumers who are exposed to chemicals known to the State of California to cause cancer or reproductive toxicity, including tobacco smoke. Although we have sought to comply with Proposition 65 requirements, we cannot assure you that we will not be adversely affected by litigation relating to Proposition 65.

Methane gas is a naturally-occurring gas that is commonly found below the surface in several areas, particularly in the Southern California coastal areas. Methane is a non-toxic gas, but can be ignitable in confined spaces. Although naturally-occurring, methane gas is not regulated at the state or federal level, some local governments, such as the County of Los Angeles, have imposed requirements that new buildings install detection systems in areas where methane gas is known to be located.

Methane gas is also associated with certain industrial activities, such as former municipal waste landfills. Radon is also a naturally-occurring gas that is found below the surface. Essex cannot assure you that it will not be adversely affected by costs related to its compliance with methane gas related requirements or litigation costs related to methane or radon gas.

The Company has almost no indemnification agreements from third parties for potential environmental clean-up costs at its Properties. The Company has no way of determining at this time the magnitude of any potential liability to which it may be subject arising out of unknown environmental conditions or violations with respect to the properties formerly owned by the Company. No assurance can be given that existing environmental studies with respect to any of the Properties reveal all environmental liabilities, that any prior owner or operator of a Property did not create any material environmental condition not known to the Company, or that a material environmental condition does not exist as to any one or more of the Properties. The Company has limited insurance coverage for the types of environmental liabilities described above.

General uninsured losses

The Company carries comprehensive liability, fire, extended coverage and rental loss insurance for each of the Properties. There are, however, certain types of extraordinary losses, such as, for example, losses for terrorism or earthquake, for which the Company does not have insurance coverage. Substantially all of the Properties are located in areas that are subject to earthquake activity. In January 2007, the Company canceled its earthquake policy and established a wholly owned insurance subsidiary. Through this subsidiary, the Company is self-insured as it relates to earthquake related losses.  Although the Company may carry insurance for potential losses associated with its Properties, employees, residents, and in compliance with applicable laws, it may still incur losses due to uninsured risks, deductibles, co-payments or losses in excess of applicable insurance coverage and those losses may be material.

Changes in real estate tax and other laws

Generally we do not directly pass through costs resulting from changes in real estate tax laws to residential property tenants. We also do not generally pass through increases in income, service or other taxes, to tenants under leases. These costs may adversely affect funds from operations and the ability to make distributions to stockholders. Similarly, compliance with changes in (i) laws increasing the potential liability for environmental conditions existing on properties or the restrictions on discharges or other conditions or (ii) rent control or rent stabilization laws or other laws regulating housing may result in significant unanticipated expenditures, which would adversely affect funds from operations and the ability to make distributions to stockholders.

Changes in financing policy; no limitation on debt

We have adopted a policy of maintaining a debt-to-total-market-capitalization ratio of less than 50%. The calculation of debt-to-total-market-capitalization is as follows: total indebtedness divided by the sum of total indebtedness plus total equity market capitalization. As used in this calculation, total equity market capitalization is equal to the aggregate market value of the outstanding shares of common stock (based on the greater of current market price or the gross proceeds per share from public offerings of the outstanding shares plus any undistributed net cash flow), assuming the conversion of all limited partnership interests in the Operating Partnership into shares of common stock and the gross proceeds of the preferred units. Based on this calculation (including the current market price and excluding undistributed net cash flow), our debt-to-total-market-capitalization ratio was approximately 28% as of December 31, 2006.

Our organizational documents do not limit the amount or percentage of indebtedness that may be incurred. Accordingly, the Board of Directors of Essex could change current policies and the policies of the Operating Partnership regarding indebtedness. If we changed these policies, we could incur more debt, resulting in an increased risk of default on our obligations and the obligations of the Operating Partnership, and an increase in debt service requirements that could adversely affect our financial condition and results of operations. Such increased debt could exceed the underlying value of the Properties.

We are subject to certain tax risks

Essex has elected to be taxed as a REIT under the Internal Revenue Code. Essex’s qualification as a REIT requires it to satisfy numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within Essex’s control. Although Essex intends that its current organization and method of operation enable it to qualify as a REIT, it cannot assure you that it so qualifies or that it will be able to remain so qualified in the future. Future legislation, new regulations, administrative interpretations or court decisions (any of which could have retroactive effect) could adversely affect Essex’s ability to qualify as a REIT or adversely affect its stockholders. If it fails to qualify as a REIT in any taxable year, Essex would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates, and would not be allowed to deduct dividends paid to its shareholders in computing its taxable income. Essex may also be disqualified from treatment as a REIT for the four taxable years following the year in which it failed to qualify. The additional tax liability would reduce its net earnings available for investment or distribution to stockholders, and it would no longer be required to make distributions to its stockholders. Even if Essex continues to qualify as a REIT, it will continue to be subject to certain federal, state and local taxes on its income and property.

Essex has established several taxable REIT subsidiaries (“TRSs”). Despite Essex’s qualification as a REIT, its TRSs must pay U.S. federal income tax on their taxable income. While Essex will attempt to ensure that its dealings with its TRSs does not adversely affect its REIT qualification, it cannot provide assurance that it will successfully achieve that result. Furthermore, Essex may be subject to a 100% penalty tax, or its TRSs may be denied deductions, to the extent its dealings with its TRSs are not deemed to be arm’s length in nature. No assurances can be given that Essex’s dealings with its TRSs will be arm’s length in nature.

From time to time, we may transfer or otherwise dispose of some of our Properties. Under the Internal Revenue Code, any gain resulting from transfers of Properties that we hold as inventory or primarily for sale to customers in the ordinary course of business would be treated as income from a prohibited transaction subject to a 100% penalty tax. Since we acquire properties for investment purposes, we do not believe that our occasional transfers or disposals of property are prohibited transactions. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Internal Revenue Service may contend that certain transfers or disposals of properties by us are prohibited transactions. If the Internal Revenue Service were to argue successfully that a transfer or disposition of property constituted a prohibited transaction, then Essex would be required to pay a 100% penalty tax on any gain allocable to Essex from the prohibited transaction and Essex’s ability to retain future gains on real property sales may be jeopardized. Income from a prohibited transaction might adversely affect Essex’s ability to satisfy the income tests for qualification as a REIT for U.S. federal income tax purposes. Therefore, no assurances can be given that Essex will be able to satisfy the income tests for qualification as a REIT.

U.S. FEDERAL INCOME TAX STATUS

Essex has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year ended December 31, 1994. As a REIT, in general, Essex is not subject to U.S. federal income tax on our net income that Essex distributes to its stockholders. See “Certain Material Federal Income Tax Considerations.”

DESCRIPTION OF CAPITAL STOCK

General

As of December 31, 2006, the total number of shares of all classes of capital stock that Essex had authority to issue was 1,000,000,000 shares, consisting of 649,702,178 shares of common stock, par value $0.0001 per share, 20,297,822 shares of preferred stock, par value $0.0001 per share, and 330,000,000 shares of excess stock, par value $0.0001 per share.

As of December 31, 2006, there were 23,416,295 shares of common stock issued and outstanding. Up to 1,200,000 shares of common stock have been reserved for issuance under the Essex Property Trust, Inc. 2004 Stock Incentive Plan, and there were 74,349 options outstanding under the Essex Property Trust, Inc. 1994 Stock Incentive Plan. In addition, an aggregate of 2,294,591 shares of common stock may be issued upon the conversion of limited partnership interests in the Operating Partnership and an additional 179,981 shares of common stock would be issuable in exchange for non-forfeitable Series Z and Series Z-1 Incentive Units in the Operating Partnership, subject to meeting certain requirements with respect to the Series Z and Series Z-1 Incentive Units program. In addition, certain partners in limited partnerships in which the Operating Partnership have invested, have the right to have their limited partnership interests in such partnership redeemed for cash or, at our option, for an aggregate of 1,256,787 shares of common stock. In addition, as of December 31, 2006, there were 1,000,000 shares of Essex’s 7.8125% Series F Cumulative Redeemable Preferred Stock, and 5,980,000 shares of Essex’s 4.875% Series G Cumulative Convertible Preferred Stock, issued and outstanding.

Common Stock

The following description of the common stock sets forth certain general terms and provisions of the common stock. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of Essex’s Charter and Bylaws. The common stock is listed on the New York Stock Exchange under the symbol “ESS.” Computershare Investor Services, LLC is Essex’s transfer agent.

The holders of the outstanding common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors. The Charter provides that shares of common stock do not have cumulative voting rights.

The shares of common stock offered hereby are fully paid and nonassessable and will not be subject to preemptive or similar rights. Subject to the preferential rights of any outstanding series of capital stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by the Board of Directors and declared by Essex from funds available for distribution to such holders. Essex currently pays regular quarterly dividends to holders of common stock out of funds legally available for distribution when, and if, authorized by the Board of Directors and declared by Essex.

In the event of a liquidation, dissolution or winding up of Essex, the holders of common stock are entitled to receive ratably the assets remaining after satisfaction of all liabilities and payment of liquidation preferences and accrued dividends, if any, on any series of capital stock that has a liquidation preference. The rights of holders of common stock are subject to the rights and preferences established by the Board of Directors for any capital stock that may subsequently be issued by Essex.

We are required to seek certain information from all persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than a certain percentage of our outstanding stock. Stockholders who do not provide us with the information requested are required to submit such information with their U.S. federal income tax returns. See “Certain Material Federal Income Tax Considerations — Requirements for Qualification.”

Restrictions on Transfer

In order for Essex to qualify as a REIT under the Internal Revenue Code, among other requirements (see “Certain Material Federal Income Tax Considerations — Requirements for Qualification”), no more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code, during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. In addition, our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than our first year as a REIT) or during a proportionate part of a shorter taxable year.

The Charter, subject to certain exceptions, provides an “ownership limit” under which no stockholder, other than George M. Marcus (and his wife and children, trusts for the benefit of his descendants and, upon his death, his heirs), may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6.0% of the value of the issued and outstanding shares of our stock (not including any shares of excess stock). However, the ownership limit provisions provide that a qualified trust, as defined in the Charter, generally may own up to 9.9% of the value of the outstanding shares of our stock. If George M. Marcus converts his limited partnership interests in the Operating Partnership into shares of common stock, he may exceed the ownership limit. The ownership limit provisions therefore provide that George M. Marcus (and his wife and children, trusts for the benefit of his descendants and, upon his death, his heirs) may own up to 25% of the value of the outstanding shares of our stock. The Board of Directors may also exempt an underwriter of a public offering of our stock or a person who is not an “individual” (as defined under the Internal Revenue Code to include certain entities) from the ownership limit if it received satisfactory evidence that such stockholder’s ownership of Essex’s shares in excess of the ownership limit will not jeopardize Essex’s status as a REIT. As a condition to providing such an exemption, the Board of Directors must receive an opinion of counsel or ruling of the Internal Revenue Service and representations and agreements from the applicant with respect to preserving Essex’s REIT status. However, the Board of Directors cannot grant an exemption to the ownership limit if the applicant would own more than 25% of the value of the outstanding shares of Essex’s stock, unless, in addition to the foregoing, the Board of Directors receives a ruling from the Internal Revenue Service to the effect that such an exemption will not jeopardize Essex’s status as a REIT. The Board of Directors has granted an exemption to the ownership limit to the trusts that were shareholders of John M. Sachs, Inc. in connection with the issuance of common stock of Essex to such trusts for the acquisition of John M. Sachs, Inc. The Board of Directors may also increase the ownership limit to a maximum of 9.9% and, in connection therewith, require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to preserve Essex’s REIT status. If the Board of Directors and Essex’s stockholders determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, the ownership limit provisions of the Charter can be terminated.

If a stockholder attempts to transfer shares of stock that would (i) create a direct or indirect ownership of Essex’s shares in excess of the ownership limit absent a Board exemption, (ii) result in the ownership of Essex’s stock by fewer than 100 persons, or (iii) result in the ownership of more than 50% of the value of Essex’s stock (other than excess stock), directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code, the transfer shall be null and void, and the intended transferee will acquire no rights to the shares. In addition, in the event of a transfer or attempted transfer, or other event, that would result in any person owning directly or indirectly, shares of Essex stock in excess of the ownership limit (or any limit created in connection with an exemption from the ownership limit) or that would result in the ownership of more than 50% of the value of Essex’s stock, directly or indirectly, by five or fewer persons, such shares of our stock will automatically be exchanged for shares of “excess stock.” All shares of excess stock will be automatically transferred, without action by the purported holder, to a person who is unaffiliated with us or the intended transferee, as trustee for the exclusive benefit of one or more organizations described in Sections 170(b), 170(c) or 501(c)(3) of the Internal Revenue Code as charitable beneficiary and designated by resolution of the Board of Directors. Such shares of excess stock held in trust are considered issued and outstanding shares of Essex’s stock. In general, the trustee of such shares is deemed to own the shares of excess stock held in trust for the exclusive benefit of the charitable beneficiary on the day prior to the date of the purported transfer or change in capital structure which resulted in the automatic transfer and has all voting rights and all right to receive distributions payable with respect to the excess shares. Any dividend or other distribution paid prior to the discovery by Essex that shares exchanged for excess stock will be repaid by the recipient to Essex upon demand or, if Essex elects, offset against any future dividends of distributions payable to the recipient. Subject to Maryland law, any vote cast by the purported owner of excess shares will be rescinded and recast in accordance with the direction of the trustee acting for the benefit of the charitable beneficiary.

Essex may cause the trustee to transfer a beneficial interest in the trust representing a number of shares of excess stock if the shares of excess stock would not be excess stock in the hands of the identified transferee. In the event of such a transfer, the purported transferee of the shares exchanged for excess stock may receive a price for its interest in such shares that is the lesser of (i) the price paid by the purported transferee or, if the purported transferee did not give value for the shares in connection with the event causing shares to be exchanged for excess stock (e.g., a gift, devise or other similar transaction), the Market Price (as defined in Essex’s Charter) of the shares on the day of the event causing the shares to be exchanged for excess stock and (ii) the price received by the trustee from the sale or other disposition of the shares of excess stock. Upon any such a transfer, the shares of excess stock will automatically be exchanged for an equal number of shares of stock of the class and series originally exchanged for such shares of excess stock.

Shares of excess stock held in the trust will be deemed to have been offered for sale to Essex, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the exchange for shares of excess stock (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date that Essex, or its designee, accepts the offer. Essex will have the right to accept the offer for a period of ninety days after the later of the date of the transaction that resulted in the exchange for shares of excess stock and, if Essex does not receive prior notice of such transaction, the date that the board of directors determines in good faith that a transaction resulting in excess stock has occurred.

Even if the provisions of the Internal Revenue Code regarding REITs are changed to eliminate any ownership concentration limitation or increase the limitation, the ownership limitations in the Charter will not be automatically eliminated or modified. Except as described above, any change to such limitations would require an amendment to the Charter, which in turn would require the affirmative vote of holders owning a majority of the outstanding shares of Essex’s common stock. In addition to preserving Essex’s status as a REIT, the ownership limit provisions in the Charter may have the effect of precluding an acquisition of our control without the approval of the Board of Directors.

All certificates representing shares of equity stock will bear a legend referring to the restrictions described above.

Stockholder Rights Plan

On October 13, 1998, the Board of Directors of Essex adopted a Stockholder Rights Plan and declared a dividend distribution of one “Right” for each outstanding share of its common stock to stockholders of record at the close of business on November 21, 1998, and authorized the issuance of one Right with each share of common stock issued thereafter. Each Right entitles the registered holder to purchase from Essex one one-hundredth of a share (a “Unit”) of Series A Junior Participating Preferred Stock at a purchase price of $99.13 per Unit, subject to adjustment. In certain circumstances the Rights will entitle holders to purchase shares of common stock or the common stock of an Acquiring Person (as defined below). The description and terms of the Rights are set forth in a Rights Agreement between Essex and BankBoston, N.A., as Rights Agent, dated as of November 11, 1998, and as amended December 13, 2000 and February 28, 2002.

The Rights will separate from the common stock and the “Distribution Date” will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of common stock (unless such person is or becomes the beneficial owner of fifteen percent (15%) or more of Essex’s outstanding common stock and had a contractual right or the approval of Essex’s Board of Directors; provided that such percentage shall not be greater than nineteen and nine-tenths percent (19.9%)) (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Essex or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Certain persons, including us, are exempt from the definition of Acquiring Person.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 11, 2008 unless earlier redeemed or exchanged by Essex or terminated pursuant to a merger or other acquisition transaction involving Essex approved by Essex’s Board of Directors. In general, at any time until ten (10) days following the Stock Acquisition Date, a majority of the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (subject to adjustment in certain events); provided, however, that the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.

Description of Series B, Series D, Series F and Series G Preferred Stock and Exchangeable Senior Notes

General

On February 6, 1998 and April 20, 1998, the Operating Partnership completed private placements of 1,200,000 and 400,000 units, respectively, of Series B Preferred Units (the “Series B Preferred Units”), representing a limited partnership interest in the Operating Partnership, to an institutional investor in return for contributions to the Operating Partnership of $60 million and $20 million, respectively. The Series B Preferred Units will become exchangeable on a one for one basis, in whole or in part at any time on or after January 1, 2014 for shares of Essex’s Series B Cumulative Redeemable Preferred Stock, par value $.0001 per share (the “Series B Preferred Stock”); provided, however, that the Series B Preferred Units will become immediately exchangeable if (i) full distributions for such Units with respect to six quarterly distribution periods have not been fully paid, (ii) the holders of such Units are notified that the Operating Partnership will become a “publicly traded partnership” (a “PTP”) within the meaning of Section 7704 of the Internal Revenue Code, or (iii) after the third anniversary of the private placement, the holders are notified that such exchange at such earlier date would not cause the Series B Preferred Units to be considered “stock and securities” within the meaning of Section 351(e) of the Internal Revenue Code. Pursuant to the terms of a registration rights agreement, entered into in connection with this private placement, the holders of Series B Preferred Stock will have certain rights to cause Essex to register such shares of Series B Preferred Stock. Subject to the rights of holders of any other parity preferred stock as to the payment of distributions, the holders of Series B Preferred Stock are entitled to receive, when, as and if declared by Essex, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 7.875% of the $50.00 liquidation preference per share of Series B Preferred Stock. 2,000,000 shares of Essex’s stock, par value $.0001 per share, are classified as shares of Series B Preferred Stock. Presently, no shares of Series B Preferred Stock are outstanding. Upon the exchange of all the Series B Preferred Units, there would be 1,600,000 shares of Series B Preferred Stock outstanding.

On July 28, 1999, the Operating Partnership completed a private placement of 2,000,000 units, of Cumulative Redeemable Series D Preferred Units (the “Series D Preferred Units”), representing a limited partnership interest in the Operating Partnership, to institutional investors in return for contributions to the Operating Partnership of $50 million. The Series D Preferred Units will become exchangeable, on a one for one basis, in whole or in part at any time on or after January 1, 2014 for shares of Essex’s Series D Cumulative Redeemable Preferred Stock, par value $.0001 per share (the “Series D Preferred Stock”); provided, however, that the Series D Preferred Units will become immediately exchangeable if (i) full distributions for such Units with respect to six quarterly distribution periods have not been fully paid, (ii) the holders of such Units are notified that the Operating Partnership will become a PTP, (iii) the Operating Partnership cannot satisfy the income and asset tests of Section 856 of the Internal Revenue Code, or (iv) after the third anniversary of the private placement, the holders are notified that such exchange at such earlier date would not cause the Series D Preferred Units to be considered “stock and securities” within the meaning of Section 351(e) of the Internal Revenue Code. Pursuant to the terms of a registration rights agreement, entered into in connection with this private placement, the holders of Series D Preferred Stock will have certain rights to cause Essex to register such shares of Series D Preferred Stock. The holders of Series D Preferred Stock are entitled to receive, when, as and if declared by Essex, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 7.875% of $25.00 liquidation preference per share of Series D Preferred Stock. 2,000,000 shares of Essex’s stock, par value $.0001 per share, are classified as shares of Series D Preferred Stock. Presently, no shares of Series D Preferred Stock are outstanding. Upon the exchange of all the Series D Preferred Units, there would be 2,000,000 shares of Series D Preferred Stock outstanding.

On September 23, 2003, Essex completed an offering of 1,000,000 shares of its 7.8125% Series F Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) at a price of $24.664 per share. The holders of Series F Preferred Stock will be entitled to receive cumulative cash dividends on the Series F Preferred Stock at a rate of 7.8125% per year of the $25.00 liquidation preference. If at any time full distributions have not been made on any Series F Preferred Stock with respect to six prior quarterly distribution periods, whether or not consecutive, such that distributions for such six distribution periods have not been fully paid and are outstanding in whole or in part at any time (which we refer to as a “Series F Default”), the distributions payable on Series F Preferred Stock will be increased to a rate of 8.3125% of the $25.00 liquidation preference per year, until all accumulated distributions and the distribution of the current distribution period has been paid in full or irrevocably set aside for payment in full. If a second Series F Default occurs, distributions to holders of Series F Preferred Stock will remain payable at the increased rate, regardless of whether such accumulated distributions are subsequently paid or set aside for payment. The Series F Preferred Stock is not convertible or exchangeable, except that the Series F Preferred Shares may be exchanged automatically into “excess shares” in accordance with the Company’s Charter. The Series F Preferred Stock has no maturity date. On September 23, 2003, Essex filed Articles Supplementary reclassifying 1,000,000 shares of its Common Stock, par value $.0001 per share, as 1,000,000 shares of Series F Preferred Stock and setting forth the rights, preferences and privileges of the Series F Preferred Stock. Presently, there are 1,000,000 shares of Series F Preferred Stock outstanding.

On October 28, 2005 and November 29, 2005, the Operating Partnership issued $190,000,000 and $35,000,000, respectively, of the Operating Partnership’s 3.625% Exchangeable Senior Notes due on November 1, 2025 (the “Senior Notes”). The Senior Notes are senior unsecured obligations of the Operating Partnership and are fully and unconditionally guaranteed by Essex. On or after November 1, 2020, the Senior Notes will be exchangeable at the option of the holder into cash and, in certain circumstances at Essex’s option, shares of Essex common stock at an initial exchange rate of 9.6852 shares of Essex’s common stock per $1,000 principal amount of Senior Notes, which represents an exchange price of $103.25 per share, subject to certain adjustments. The Senior Notes will also be exchangeable prior to November 1, 2020, but only upon the occurrence of certain specified events. On or after November 4, 2010, the Operating Partnership may redeem all or a portion of the Exchangeable Notes at a redemption price equal to the principal amount plus accrued and unpaid interest (including additional interest, if any). Holders of the Senior Notes may require the Operating Partnership to repurchase all or a portion of the Senior Notes at a purchase price equal to the principal amount plus accrued and unpaid interest (including additional interest, if any), on the Senior Notes on November 1, 2010, November 1, 2015 and November 1, 2020, or after the occurrence of certain specified events.

On July 31, 2006, Essex completed an offering of 5,980,000 shares of its 4.875% Series G Cumulative Convertible Preferred Stock (“Series G Preferred Stock”) at a price of $24.75 per share. The holders of Series G Preferred Stock are entitled to receive cumulative cash dividends on the Series G Preferred Stock at a rate of 4.875% per year of the $25.00 liquidation preference. The Series G Preferred Stock may be converted by the holder at an initial conversion rate of 0.1830 shares of common stock per $25.00 liquidation preference (subject to adjustment in certain events), which is equivalent to an initial conversion price of $136.62 per share of common stock. The Series G Preferred Stock has no maturity date. On July 26, 2006, Essex filed Articles Supplementary reclassifying 5,980,000 shares of its Common Stock, par value $.0001 per share, as 5,980,000 shares of Series G Preferred Stock and setting forth the rights, preferences and privileges of the Series G Preferred Stock. Presently, there are 5,980,000 shares of Series G Preferred Stock outstanding.

Upon the occurrence of certain events, holders of the Series B Preferred Units, the Series D Preferred Units, the Series F Preferred Stock and the Series G Preferred Stock may require the redemption for cash of all outstanding shares of such preferred stock or all outstanding units, as the case may be, provided, as to such series of preferred stock or units, a majority of holders elect such redemption. With respect to the Series G Preferred Stock, if a fundamental change (as defined in the articles supplementary for the Series G Preferred Stock) occurs, holders will have the right to require the redemption for cash of some or all of their Series G Preferred Stock.

The description of the Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is in all respects subject to and qualified in its entirety by reference to the applicable provisions of the Charter, including the respective Articles Supplementary applicable to the Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, and Bylaws. The description of the Series B Preferred Units and the Series D Preferred Units is in all respects subject to and qualified in its entirety by reference to the applicable provisions of the partnership agreement of the Operating Partnership. The description of the Senior Notes is in all respects subject to and qualified by reference to the applicable provisions of the Indenture, including the form of the Senior Note, relating to such Senior Notes.

Series C Preferred Stock and Series E Preferred Stock

Essex has also authorized, and filed articles supplementary with respect to, 500,000 shares of Series C Cumulative Redeemable Preferred Stock, par value $.0001 per share (“Series C Preferred Stock”), and 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, par value $.0001 per share (“Series E Preferred Stock”). Such Series C and Series E Preferred Stock were issuable upon the exchange of certain 9 1/8% Cumulative Redeemable Series C Preferred Units (“Series C Preferred Units”) and 9.25% Cumulative Redeemable Series E Preferred Units (“Series E Preferred Units”), respectively, previously issued by the Operating Partnership. All of such Series C Preferred Units and Series E Preferred Units have been redeemed by the Operating Partnership and Essex has no current plans to issue the Series C Preferred Stock or the Series E Preferred Stock.

Optional Redemption and Optional Conversion

The Series B Preferred Stock may be redeemed, at Essex’s option, on and after December 31, 2009, from time to time, at a redemption price payable in cash equal to $50.00 per share of Series B Preferred Stock, plus any accumulated and unpaid dividends to the date of redemption.

The Series D Preferred Stock may be redeemed, at Essex’s option, on and after July 28, 2010, from time to time, at a redemption price payable in cash equal to $25.00 per share of Series D Preferred Stock, plus any accumulated and unpaid dividends to the date of redemption.

The Series F Preferred Stock may be redeemed, at Essex's option, on and after September 23, 2008, from time to time, at a redemption price payable in cash equal to $25.00 per share of Series F Preferred Stock, plus any accumulated and unpaid dividends to the date of redemption.

The Series G Preferred Stock may be converted, at the Company’s option on and after July 31, 2011, at the then prevailing conversion rate, only if the closing sale price of the Company’s common stock equals or exceeds 130% of the then prevailing conversion price of the Series G Preferred Stock for at least 20 trading days in a period of 30 consecutive trading days.

The Series B Preferred Units may be redeemed, at the Operating Partnership’s option on and after December 31, 2009, from time to time, at a redemption price payable in cash equal to the capital account balance of such holders of Series B Preferred Units; provided however that such redemption price shall not be permitted if such redemption price is less than the original capital contribution of such holder of Series B Preferred Units and the cumulative priority return to the redemption date to the extent not previously distributed.

The Series D Preferred Units may be redeemed, at the Operating Partnership’s option on and after July 28, 2010, from time to time, at a redemption price payable in cash equal to the capital account balance of such holders of Series D Preferred Units; provided however that such redemption price shall not be permitted if such redemption price is less than the original capital contribution of such holder of Series D Preferred Units and the cumulative priority return to the redemption date to the extent not previously distributed.

We may not redeem fewer than all of the outstanding shares of Series B, Series D or Series F Preferred Stock or the Series B or Series D Preferred Units unless all accumulated and unpaid distributions have been paid on all Series B, Series D and Series F Preferred Stock or Series B or D Preferred Units, as the case may be, for all quarterly distribution periods terminating on or prior to the date of redemption.

Prior to November 4, 2010, the Senior Notes may not be redeemed by the Operating Partnership, except to preserve the status of Essex as a REIT. After November 4, 2010, the Operating Partnership may redeem all or a portion of the Senior Notes at a redemption price equal to the principal amount plus accrued and unpaid interest (including additional interest, if any).

Limited Voting Rights

If at any time full distributions shall not have been timely made on any Series B, Series D, Series F or Series G Preferred Stock with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, and, with respect to Series F Preferred Stock, in lieu of the right to increase the rate at which distributions on Series F Preferred Stock are payable, the holders of such Series B, Series D, Series F and Series G Preferred Stock, voting together as a single class with the holders of each class or series of parity preferred stock upon which similar voting rights have been conferred and are exercisable (except holders of outstanding shares of Series B, Series D or Series F Preferred Stock who are affiliates of Essex) will have the right to elect two additional directors to the Board of Directors at a special meeting called by the holders of record of at least 10% of the then outstanding shares of Series B, Series D, Series F or Series G Preferred Stock, or any other class or series of parity preferred stock upon which similar voting rights have been conferred and are exercisable, or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarter have been paid in full. Thereafter, upon such payment in full, the holders of such class or series of preferred stock will be divested of their voting rights and the term of any member of the Board of Directors elected by the holders of such class or series of preferred stock shall terminate. Holders of Series D, Series F and Series G Preferred Stock are entitled to one vote per $50.00 of liquidation preference to which such series of preferred stock is entitled by its terms (excluding amounts in respect of accumulated and unpaid dividends). Holders of Series B Preferred Stock are entitled to one vote per share.

In addition, while any shares of the Series B, Series D, Series F or Series G Preferred Stock are outstanding, Essex shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the Series B, Series D, Series F and Series G Preferred Stock outstanding at the time, each class or series voting separately: (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series B, Series D, Series F and Series G Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of Essex into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares or (ii) either amend, alter or repeal the provisions of Essex’s Charter (including the Articles Supplementary pertaining to the Series B, Series D, Series F or Series G Preferred Stock) or Bylaws, including by merger or consolidation, that would materially and adversely affect the preferences, other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms and conditions of redemption, of any outstanding shares of the Series B, Series D, Series F or Series G Preferred Stock.

While any shares of the Series B or Series D Preferred Stock are outstanding, Essex shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the Series B and Series D Preferred Stock outstanding at the time, each class or series voting separately, consolidate, amalgamate, merge with or into, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity, unless (a) Essex is the surviving entity and the shares of the Series B and Series D Preferred Stock remain outstanding with the terms thereof unchanged, (b) the resulting, surviving or transferee entity is a corporation or other entity organized under the laws of any state and substitutes for the Series B and Series D Preferred Stock other preferred stock having substantially the same terms and same rights as Series B and Series D Preferred Stock, as applicable, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, or (c) such merger, consolidation, amalgamation or asset transfer does not adversely affect the powers, special rights, preferences and privileges of the holders of the Series B or Series D Preferred Stock in any material respect. No merger, consolidation or amendment to Essex’s Charter involving the issuance, creation or increase in the authorized amount of any series of Preferred Stock ranking on parity with or junior to the Series B Preferred Stock or Series D Preferred Stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up will be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock or Series D Preferred Stock (and no consent of the holders of Series B Preferred Stock or Series D Preferred Stock will be required), provided that the issuance of any such shares of such parity preferred stock to an affiliate of Essex is, with respect to the holders of Series D Preferred Stock, approved by a majority of the independent directors of Essex.

The Series B, Series D, Series F and Series G Preferred Stock will have no voting rights other than as discussed above and as otherwise provided by applicable law.

Liquidation Preference

Subject to the rights of the holders of any other parity preferred stock, each share of Series B Preferred Stock is entitled to a liquidation preference of $50.00 per share, plus any accrued and unpaid dividends, in preference to any other class or series of capital stock of Essex, and each share of Series D, Series F and Series G Preferred Stock is entitled to a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends, in preference to any other class or series of capital stock of Essex.

DESCRIPTION OF PREFERRED STOCK

General

Subject to limitations prescribed by Maryland law and Essex’s Charter, the Board of Directors is authorized to issue, from the authorized but unissued shares of capital stock of Essex, Preferred Stock in such classes or series as the Board of Directors may determine and to establish from time to time the number of shares of Preferred Stock to be included in any such class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Directors. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Essex.

Preferred Stock, upon filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland of articles supplementary setting forth the terms of the class or series of Preferred Stock, and issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Stock will be described in the Prospectus Supplement relating to that class or series, including a Prospectus Supplement providing that Preferred Stock may be issuable upon the exercise of Warrants issued by Essex. The description of Preferred Stock set forth below and the description of the terms of a particular class or series of Preferred Stock set forth in a Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the Preferred Stock of each class or series will be fixed by the articles supplementary relating to such class or series. A Prospectus Supplement, relating to each class or series, will specify the terms of the Preferred Stock as follows:

(1) The title and par value of such Preferred Stock;

(2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

(3) The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

(4) Whether such Preferred Stock is cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

(5) The provision for a sinking fund, if any, for such Preferred Stock;

(6) The provision for redemption, if applicable, of such Preferred Stock;

(7) Any listing of such Preferred Stock on any securities exchange;

(8) The terms and conditions, if applicable, upon which such Preferred Stock will be converted into Common Stock of Essex, including the conversion price (or manner of calculation thereof);

(9) A discussion of any material federal income tax considerations applicable to such Preferred Stock;

(10) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Essex as a REIT;

(11) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Essex;

(12) Any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Essex;

(13) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock; and

(14) Any voting rights of such Preferred Stock.

Rank

Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Essex, rank (i) senior to all classes or series of Common Stock and excess stock of Essex, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of Essex; (ii) on a parity with all equity securities issued by Essex the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividends rights or rights upon liquidation, dissolution or winding up of Essex; and (iii) junior to all equity securities issued by Essex the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Essex.

Conversion Rights

The terms and conditions, if any, upon which any shares of any class or series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of Preferred Stock or Essex, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of Preferred Stock.

Restrictions on Transfer

For Essex to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) during the last half of a taxable year, the stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To enable Essex to continue to qualify as a REIT, the Charter restricts the acquisition of shares of common stock and preferred stock. The Charter provides that, subject to certain exceptions specified in the Charter, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 6.0% of the value of the outstanding common stock and preferred stock of Essex. See “Description of Capital Stock — Restrictions on Transfer.” The applicable Prospectus Supplement will also specify any additional ownership limitation relating to a series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor Essex will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of Essex and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

Essex, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS

Essex has no Warrants outstanding (other than options issued under Essex’s stock option plans). Essex may issue Warrants for the purchase of Common Stock. Essex may issue warrants independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separated from such Offered Securities. Each series of Warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between Essex and a warrant agent specified in the applicable Prospectus Supplement (the “Warrant Agent”). The Warrant Agent will act solely as an agent of Essex in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the designation, terms and number of shares of Common Stock purchasable upon exercise of such Warrants; (5) the designation and terms of the Offered Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Offered Security; (6) the date, if any, on and after which such Warrants and the related Common Stock will be separately transferable; (7) the price at which each share of Common Stock purchasable upon exercise of such Warrants may be purchased; (8) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such Warrants which may be exercised at any one time; (10) information with respect to book-entry procedures, if any; (11) a discussion of certain federal income tax considerations; and (12) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on behalf of Essex of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for Essex’s benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Essex’s security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to Essex or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of two or more of debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the price or prices at which such units will be issued;

•	information with respect to book-entry procedures, if any;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of the Debt Securities,” “Description of Warrants,” “Description of Stock Purchase Contracts,” “Description of Capital Stock” and “Description of Preferred Stock” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants, stock purchase contracts, common stock and preferred stock, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by California law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

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The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures below under “Description of Debt Securities.”

DESCRIPTION OF DEBT SECURITIES

The following sets forth the material terms and provisions of the indenture under which the Debt Securities of the Operating Partnership are to be issued. The specific terms of the Debt Securities will be set forth in a Prospectus Supplement relating to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities are to be issued under an indenture, as amended or supplemented from time to time among the Operating Partnership, Essex and a trustee chosen by the Operating Partnership and Essex and qualified to act as trustee under the Trust Indenture Act of 1939, as amended (the “TIA”) (together with any other trustee(s) appointed in a supplemental indenture with respect to a particular series, the “Trustee”).  The Operating Partnership has an existing indenture, which has been filed as an exhibit to our current report or Form 8-K, filed November 2, 2005.  Debt securities may be issued pursuant to this existing indenture or one or more additional indentures.  The indenture that applies to the specific Debt Securities being issued is referred to herein as the "Indenture."  The Indenture is subject to, and governed by, the TIA. The statements made hereunder relating to the Indenture and the Debt Securities to be issued hereunder are summaries of all material general provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. The material terms of a specific series or class of Debt Securities will be set forth in the related Prospectus Supplement.  The related Prospectus Supplement may also set forth the terms and provisions of the Indenture that supercede or modify those set forth below.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

General

The Debt Securities may be non-convertible or convertible into or exercisable or exchangeable for securities of Essex or the Operating Partnership. The Debt Securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of Debt Securities which is specifically subordinated to other indebtedness of the Operating Partnership, the Debt Securities will rank pari passu with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the Indenture, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of Essex as sole general partner of the Operating Partnership or as established in one or more indentures supplemental to the Indenture. All Debt Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

The Debt Securities may be unconditionally guaranteed by Essex as to payment of principal, premium, if any, and interest.

The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign at any time by giving written notice or may be removed with respect to the Debt Securities of any series at any time by the Act of the holders of a majority in aggregate principal amount of Outstanding Securities of such series, and a successor Trustee will be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from any trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

Terms

Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including, but not limited to:

(1) the title of such Debt Securities, whether such Debt Securities are senior securities or subordinated securities and whether such Debt Securities are guaranteed by a guarantee;

(2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

(3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

(5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

(6) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where (i) the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, (ii) such Debt Securities may be surrendered for registration of transfer or exchange, and (iii) notices or demands to or upon the Operating Partnership in respect of such Debt Securities, any applicable Guarantees and the Indenture may be served;

(8) the period or periods within which, or the date or dates on which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9) the obligation, if any, of the Operating Partnership to redeem, repay or repurchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which such Debt Securities are required to be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

(10) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

(12) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants or other provisions set forth in the Indenture;

(13) whether such Debt Securities will be issued in certificated and/or book-entry form;

(14) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15) the applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture, or any modification thereof;

(16) the terms and conditions, if any, upon which such Debt Securities may be subordinated to other indebtedness of the Operating Partnership;

(17) whether such Debt Securities will be guaranteed by Essex;

(18) whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities in lieu of making such payment; and

(19) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). Special U.S. federal income tax, accounting and other considerations applicable to the Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

The Indenture does not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, such provisions may be provided with respect to a particular series of Debt Securities, and certain restrictions on ownership and transfers of Essex’s Common Stock and preferred stock, designed to preserve Essex’s status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

If specified in the applicable Prospectus Supplement, the Debt Securities may be unconditionally and irrevocably guaranteed by Guarantees of Essex, on a senior or subordinated basis, which will guarantee the due and punctual payment of principal of, premium, if any, and interest on such Debt Securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such Guarantee relating to a series of Debt Securities will be set forth in the Prospectus Supplement relating to such Debt Securities.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the holder, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States.

All amounts paid by the Operating Partnership to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the Debt Security thereafter may look only to the Operating Partnership for payment thereof.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security (“Defaulted Interest”) will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of a like aggregate principal amount and tenor, of any authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, redemption, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities.

Neither the Operating Partnership nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except that portion, if any, of such Debt Security which is not to be so repaid.

Merger, Consolidation or Sale

The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other person, provided that (a) either the Operating Partnership shall be the continuing person, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Operating Partnership or any subsidiary as a result thereof as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers’ certificate of Essex as General Partner of the Operating Partnership and an opinion of counsel covering such conditions shall be delivered to the Trustee.

Certain Covenants

Existence. Except as permitted under “Merger, Consolidation or Sale,” the Indenture requires each of the Operating Partnership and Essex (if Essex has guaranteed any Debt Securities) to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (partnership and statutory) and franchises; provided, however, that each of the Operating Partnership and Essex shall not be required to preserve any right or franchise if the Board of Directors of Essex determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership and that the loss thereof is not disadvantageous in any material respect to the holders of the Debt Securities.

Maintenance of Properties. The Indenture requires each of the Operating Partnership and Essex (if Essex has guaranteed any Debt Securities) to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership or Essex, as the case may be, and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

Insurance. The Indenture requires the Operating Partnership and each of its Subsidiaries to keep its insurable properties insured against loss or damage with commercially reasonable amounts and types of insurance provided by insurers of recognized responsibility.

Payment of Taxes and Other Claims. The Indenture requires each of the Operating Partnership and Essex (if Essex has guaranteed any Debt Securities) to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon its income, profits or property or that of any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary; provided, however, that the Operating Partnership or Essex shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith.

Provision of Financial Information. The Operating Partnership will file with the Trustee copies of annual reports, quarterly reports and other documents (the “Financial Reports”) which the Operating Partnership files with the Securities and Exchange Commission (the “Commission”) or would be required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such sections; provided, however, that if the Operating Partnership is not subject to such sections, it may, in lieu of filing Financial Reports of the Operating Partnership with the Trustee, file Financial Reports of Essex if they would be materially the same as those that would have been filed by the Operating Partnership with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

Additional Covenants. Reference is made to the applicable Prospectus Supplement for information with respect to any additional covenants specific to a particular series of Debt Securities.

Events of Default, Notice and Waiver

Unless otherwise provided in the Prospectus Supplement, the Indenture provides that the following events are “Events of Default” with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any interest on any Debt Security of such series; (b) default in the payment of any principal of (or premium, if any, on) any Debt Security of such series when due; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant or warranty of the Operating Partnership or Essex contained in the Indenture with respect to any Debt Security of such series, continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding (i) $50 million with respect to indebtedness secured by real property and (ii) $25 million with respect to all other indebtedness, and, in either case, such indebtedness is not discharged or such default in payment is not cured or rescinded, prior to acceleration of such indebtedness; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership and Essex (if Essex has guaranteed any Debt Securities), or any Significant Subsidiary or all or substantially all of any of their respective property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities.

The term “Significant Subsidiary” means each significant Subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership or Essex, as the case may be.

If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (if Essex has guaranteed any Debt Securities under such Indenture) and the Operating Partnership (and to the Trustee if given by the holders). However, any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less then a majority in principal amount of outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Operating Partnership shall have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series plus certain fees, expenses, disbursements and advances of the Trustee, its agents and counsel and (b) all Events of Default, other than the nonpayment of accelerated principal or interest with respect to Debt Securities of such series have been cured or waived as provided in the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the responsible officers of the Trustee in good faith determines such withholding to be in the interest of such Holders.

The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series, as well as an offer of reasonable indemnity. This provision, however, will not prevent any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due date thereof.

Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of Debt Securities of any series then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity. The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may expose the Trustee to personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

Within 120 days after the close of each fiscal year, the Operating Partnership and Essex (if Essex has guaranteed any Debt Securities) must deliver to the Trustee a certificate, signed by one of several specified officers of Essex, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of provisions of the Indenture applicable to any series may be made only with consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby: (a) change the stated maturity of the principal of, or any installment of principal of or interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security on or after the stated maturity thereof; (e) reduce the stated percentage in principal amount of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security affected thereby.

The holders of not less than a majority in principal amount of outstanding Debt Securities of a particular series have the right to waive compliance by the Operating Partnership or Essex with certain covenants in the Indenture relating to such series.

The Operating Partnership and Essex (if Essex has guaranteed any Debt Securities) and the Trustee without the consent of any holder of Debt Securities may make modifications of and amendments to the Indenture for any of the following purposes: (i) to evidence the succession of another person to the Operating Partnership as obligor under the Indenture or succession of another person as guarantor; (ii) to add to the covenants of the Operating Partnership and Essex (if Essex has guaranteed any Debt Securities) for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership or Essex in the Indenture; (iii) to add Events of Default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are not Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities or guarantees; (vii) to establish the form or terms of Debt Securities of any series and any related Guarantees; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; and (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the Indenture, and (iv) Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded.

The Indenture contains provisions for convening meetings of the holders of Debt Securities of a series. The Trustee may call a meeting at any time. Also, upon request, the Operating Partnership or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, may call a meeting in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above with respect to the modifications of or amendments to the Indenture, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the Prospectus Supplement, the Operating Partnership or Essex (if Essex has guaranteed any Debt Securities under such Indenture) may discharge certain obligations to holders of any series of Debt Securities that have not been delivered already to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). Essex and the Operating Partnership can accomplish this by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be, and the Operating Partnership has met the other conditions specified in the Indenture.

The Indenture provides that, unless otherwise provided in the Prospectus Supplement, the Operating Partnership may under certain circumstances elect either: (a) to defease and be discharged from any and all obligations with respect to certain Debt Securities (except for the obligation to pay principal of (and premiums, if any) and interest, if any, on such Debt Securities; to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to such Debt Securities; and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to compensate the Trustee and to hold moneys for payment in trust) (“defeasance”) or (b) to be released from its obligations with respect to such Debt Securities of the Indenture (being the restrictions described under “Certain Covenants”) or, if provided pursuant to of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities (“covenant defeasance”), in either case upon the irrevocable deposit by the Operating Partnership or Essex, as the case may be, with the Trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may be established only if, among other things, the Operating Partnership has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

“Government Obligations” means securities which are: (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government that issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. Such obligations also shall include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

Unless otherwise provided in the applicable Prospectus Supplement, if after the Operating Partnership or Essex, as the case may be, has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series: (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security; or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as the same becomes due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. “Conversion Event” means the cessation of use of: (i) a currency, currency unit or composite currency either by the government of the country which issued such currency for the settlement of transactions by a central bank or other public institution of or within the international banking community; (ii) the ECU either within the European Monetary System or for the settlement of transactions by public institutions of or within the European Communities; or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that cease to be used by its government of issuance shall be made in U.S. dollars.

The applicable Prospectus Supplement may describe further the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of a particular series.

Subordination

The terms and conditions, if any, upon which the Debt Securities are subordinated to other indebtedness of the Operating Partnership will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include a description of the indebtedness ranking senior to the Debt Securities, the restrictions on payments to the holders of such Debt Securities while a default with respect to such senior indebtedness is continuing, the restrictions, if any, on payments to the holders of such Debt Securities following an Event of Default, and provisions requiring holders of such Debt Securities to remit certain payments to holders of senior indebtedness.

CERTAIN PROVISIONS OF ESSEX’S CHARTER AND BYLAWS

Certain provisions of Essex’s Charter and Bylaws might discourage certain types of transactions that involve an actual or threatened change of control of Essex. The ownership limit may delay or impede a transaction or a change in control of Essex that might involve a premium price for Essex’s capital stock or otherwise be in the best interest of the stockholders. See “Description of Capital Stock — Restrictions on Transfer.” Pursuant to Essex’s Charter and Bylaws, Essex’s Board of Directors is divided into three classes of directors, each class serving staggered three-year terms. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of Essex. Also, Essex’s Stockholder Rights Plan may deter or prevent a change in control of Essex. See “Description of Capital Stock — Stockholder Rights Plan.” The issuance of Preferred Stock by the Board of Directors may also have the effect of delaying, deferring or preventing a change in control of Essex. See “Description of Capital Stock — Description of Series B, Series D, Series F and Series G Preferred Stock — General.”

CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material federal income tax considerations relating to the qualification and taxation of Essex as a REIT which may be material to purchasers of its securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of Essex’s debt or equity securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder’s particular situation. Because this is a summary that is intended to address only the material federal income tax consequences generally relevant to purchaser of Essex’s securities, it may not contain all of the information that may be pertinent to you. This discussion does not attempt to address all aspects of U.S. federal income taxation relating to holders of Essex’s securities. Additional material federal income tax considerations relevant to holders of particular offerings of Essex’s debt or equity securities will be addressed in the applicable Prospectus Supplement for those securities. This discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws. You are urged to review the applicable Prospectus Supplement in connection with the purchase of any of Essex’s securities, and to consult your own tax advisor regarding the specific tax consequences to you of investing in Essex’s securities, of Essex’s election to be taxed as a REIT and regarding potential changes in the applicable tax laws.

General

Essex elected to be taxed as a REIT commencing with its taxable year ended December 31, 1994. Essex believes that it has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code. Qualification and taxation as a REIT depends upon Essex’s ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code discussed below. Although Essex intends to continue to operate to satisfy such requirements, no assurance can be given that the actual results of Essex’s operations for any particular taxable year will satisfy such requirements. See “Certain Material Federal Income Tax Considerations — Failure to Qualify.”

The provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder, and other U.S. federal income tax laws relating to qualification and operation as a REIT, are highly technical and complex. The following discussion sets forth the material aspects of the laws that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and U.S. Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

Baker & McKenzie LLP has acted as Essex’s tax counsel in connection with the filing of this prospectus. In connection with this filing, Baker & McKenzie LLP will opine that Essex has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of Essex’s taxable years beginning with the taxable year ended December 31, 1994 through Essex’s taxable year ended December 31, 2006. If Essex continues to be organized and operated after December 31, 2006 in the same manner as it has prior to that date, Essex will continue to qualify as a REIT. The opinion of Baker & McKenzie LLP will be based on various assumptions and representations made by Essex as to factual matters, including representations made by Essex in this prospectus and a factual certificate provided by one of Essex’s officers. Moreover, Essex’s qualification and taxation as a REIT depends upon its ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to its actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Baker & McKenzie LLP. Accordingly, neither Baker & McKenzie LLP nor Essex can assure you that the actual results of Essex’s operations for any particular taxable year will satisfy these requirements. See “Certain Material Federal Income Tax Considerations — Failure to Qualify.”

In brief, if certain detailed conditions imposed by the REIT provisions of the Internal Revenue Code are satisfied, entities, such as Essex, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, generally are not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. If Essex fails to qualify as a REIT in any year, however, it will be subject to U.S. federal income tax as if it were an ordinary corporation and its stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, Essex could be subject to potentially significant tax liabilities, the amount of cash available for distribution to its stockholders could be reduced and Essex would not be obligated to make any distributions. Moreover, Essex could be disqualified from taxation as a REIT for four taxable years. See “Certain Material Federal Income Tax Considerations — Failure to Qualify.”

Taxation of Essex

The following is a general summary of the Internal Revenue Code provisions that govern the federal income tax treatment of a REIT and its stockholders.

In any year in which Essex qualifies as a REIT, it generally will not be subject to U.S. federal income tax on that portion of its net income that it distributes to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from investment in a corporation. However, Essex will be subject to U.S. federal income tax as follows;

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First, Essex will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain. (However, Essex can elect to “pass through” any of its taxes paid on its undistributed net capital gain income to its stockholders on a pro rata basis in which case, as explained further below, such taxes would be credited or refunded to the stockholder.)

•	Second, under certain circumstances, Essex may be subject to the “alternative minimum tax” on its items of tax preference.

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Third, if Essex has (a) net income from the sale or other disposition of “foreclosure property,” which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, Essex will be subject to tax at the highest corporate rate on such income.

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Fourth, if Essex has net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than foreclosure property and property involuntarily converted, such income will be subject to a 100% penalty tax.

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Fifth, if Essex should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, Essex will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which Essex fails the 75% gross income test or the amount by which 95% of its gross income exceeds the amount of income qualifying under the 95% gross income test multiplied by (b) a fraction intended to reflect its profitability.

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Sixth, if Essex should fail to satisfy the asset test (as discussed below) but nonetheless maintains its qualification as a REIT because certain other requirements have been met, Essex may be subject to a tax that would be the greater of (a) $50,000; or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day Essex disposes of the assets (or otherwise satisfy the requirements for maintaining REIT qualification).

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Seventh, if Essex should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintains its qualification as a REIT because certain other requirements have been met, Essex may be subject to a $50,000 penalty for each failure.

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Eighth, if Essex should fail to distribute during each calendar year at least the sum of (1) 85% of its ordinary income for such year, (2) 95% of its net capital gain income for such year, and (3) any undistributed taxable income from prior periods, Essex will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the amounts distributed.

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Ninth, assuming Essex does not elect to instead be taxed at the time of the acquisition, if Essex acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in Essex’s hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, Essex would be subject to tax at the highest corporate rate if it disposes of such asset during the 10-year period beginning on the date that Essex acquired that asset, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of Essex’s acquisition over the adjusted basis of such property at such time). This tax is referred to as the “Built-in Gains Tax.” The Built-in Gains Tax would not apply if the asset acquired in such manner was exchanged for a replacement property in a qualifying exchange under Section 1031. However, a sale of the replacement within that same 10-year period would be subject to the Build in Gains Tax.

•	Tenth, Essex may be subject to a 100% excise tax if Essex’s dealings with its taxable REIT subsidiaries, defined below, are not at arm’s length.

•	Finally, any earnings that Essex derives through a taxable REIT subsidiary will effectively be subject to a corporate-level tax.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code, at any time during the last half of each taxable year (the “5/50 Rule”); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If Essex were to fail to satisfy condition (6) during a taxable year, that failure would not result in Essex’s disqualification as a REIT under the Internal Revenue Code for such taxable year as long as (i) it satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) it did not know, or exercising reasonable diligence would not have known, whether it had failed condition (6).

Essex believes that it has issued sufficient stock with sufficient diversity of ownership to satisfy conditions (5) and (6) above. Essex may redeem, at its option, a sufficient number of shares or restrict the transfer thereof to bring or maintain the ownership of the shares in conformity with the requirements of the Internal Revenue Code. In order to ensure compliance with the ownership tests described above, Essex also has certain restrictions on the transfer of its stock to prevent further concentration of stock ownership. Essex’s Charter restricts the transfer of its shares in order to assist in satisfying the share ownership requirements.

Moreover, to evidence compliance with these requirements, Essex must maintain records which disclose the actual ownership of its outstanding stock. In fulfilling Essex’s obligations to maintain records, it must and will demand written statements each year from the record holders of designated percentages of Essex stock which disclose the actual owners of such stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of Essex’s records. A stockholder failing or refusing to comply with Essex’s written demand must submit with his federal income tax returns a similar statement disclosing the actual ownership of Essex’s stock and certain other information. Although Essex intends to satisfy the stockholder demand letter rules described in this paragraph, Essex’s failure to satisfy these requirements will not result in its disqualification as a REIT, but may result in the imposition of Internal Revenue Service penalties against it.

Essex currently has several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. Certain of these corporate subsidiaries will be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as a qualified REIT subsidiary of Essex if Essex owns 100% of its outstanding stock and Essex and such subsidiary do not jointly elect to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus, the subsidiaries in which Essex owns a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as the assets, liabilities and items of income, deduction and credit of Essex. A qualified REIT subsidiary is not subject to U.S. federal income tax and Essex’s ownership of the stock of such a subsidiary will not violate the REIT asset tests, described below under “ — Asset Tests.”

A REIT may also hold any direct or indirect interest in a corporation that qualifies as a taxable REIT subsidiary, as long as the REIT’s aggregate holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT’s total assets. A taxable REIT subsidiary is a fully taxable corporation that generally is permitted to engage in businesses, own assets, and earn income that, if engaged in, owned, or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See “ — Asset Tests,” below. A taxable REIT subsidiary will pay tax at regular corporate income rates on any taxable income it earns. Moreover, the Internal Revenue Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm’s length.

In the case of a REIT that is a partner in a partnership, U.S. Treasury regulations provide that the REIT will be deemed to own its proportionate share, generally based on its pro rata share of capital interest in the partnership, of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of the gross income tests and the asset tests, described below. Thus, Essex’s proportionate share of the assets, liabilities and items of income of its Operating Partnership will be treated as Essex’s assets, liabilities and items of income for purposes of applying the requirements described below. See “Certain Material Federal Income Tax Considerations — Investments in Partnerships.”

Asset Tests

At the close of each quarter of Essex’s taxable year, Essex generally must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Essex’s total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by Essex). Second, although the remaining 25% of Essex’s assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of its total assets as to any one nongovernment issuer (the “5% asset test”), (2) 10% of the outstanding voting securities of any one issuer (the “10% voting securities test”), or (3) 10% of the value of the outstanding securities of any one issuer (the “10% value test”). Third, not more than 20% of the total value of Essex’s assets can be represented by securities of one or more taxable REIT subsidiaries. Securities for purposes of the above 5% and 10% asset tests may include debt securities, including debt issued by a partnership.

Debt of an issuer will not count as a security for purposes of the 10% value test if the security qualifies for any of a number of applicable exceptions, for example, as “straight debt,” as specially defined for this purpose to include certain debt issued by partnerships, and to include certain other debt that is not considered to be abusive and that presents minimal opportunity to share in the business profits of the issuer. For tax years beginning on or after January 1, 2005, solely for purposes of the 10% value test, a REIT’s interest in the assets of a partnership will be based upon the REIT’s proportionate interest in any securities issued by the partnership (including, for this purpose, the REIT’s interest as a partner in the partnership and any debt securities issued by the partnership, but excluding any securities qualifying for the “straight debt” or other exceptions described above), valuing any debt instrument at its adjusted issue price.

Essex and a corporation in which it owns stock may make a joint election for such subsidiary to be treated as a “taxable REIT subsidiary.” A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. The securities of a taxable REIT subsidiary are not subject to the 5% asset test and the 10% vote and value tests described above. Instead, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The rules regarding taxable REIT subsidiaries contain provisions generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. In addition, a 100% penalty tax can be imposed on the REIT if its loans, or rental, service or other agreements with its taxable REIT subsidiaries are determined not to be on arm’s length terms. No assurances can be given that Essex’s loans to or rental, service or other agreements with its taxable REIT subsidiary will be on arm’s length terms. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which Essex’s earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding Essex’s status as a REIT. To the extent that a taxable REIT subsidiary pays dividends to Essex in a particular calendar year, Essex may designate a corresponding portion of the dividends that it pays to its stockholders during that year as “qualified dividend income” eligible to be taxed at reduced rates to noncorporate recipients. See “Certain Material Federal Income Tax Considerations — Taxation of Taxable U.S. Holders.”

Essex has made elections to treat several of its corporate subsidiaries as taxable REIT subsidiaries. Essex believes that the value of the securities that it holds in its taxable REIT subsidiaries does not, and will not, represent more than 20% of its total assets, and that all transactions between Essex and its taxable REIT subsidiaries are conducted on arm’s length terms. In addition, Essex believes that the amount of Essex’s assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of Essex’s total assets, and will satisfy the 5% and both 10% asset tests.

Essex believes that substantially all of Essex’s assets consist of, and will continue to consist of, (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. Essex may also invest in securities of other entities, provided that such investments will not prevent it from satisfying the asset and income tests for REIT qualification set forth above.

For tax years beginning on or after January 1, 2005, if Essex fails to satisfy the 5% and/or 10% asset tests for a particular quarter, Essex will not lose its REIT status if the failure is due to the ownership of assets the total value of which does not exceed a specified de minimis threshold, provided that Essex comes into compliance with the asset tests within six months after the last day of the quarter in which Essex identifies the failure. In addition, for tax years beginning on or after January 1, 2005, other failures to satisfy the asset tests generally will not result in a loss of REIT status if (1) following Essex’s identification of the failure, Essex files a schedule with the Internal Revenue Service describing each asset that caused the failure; (2) the failure was due to reasonable cause and not to willful neglect; (3) Essex comes into compliance with the asset tests within six months after the last day of the quarter in which the failure was identified; and (4) Essex pays an excise tax equal to the greater of $50,000 or an amount determined by multiplying the highest corporate tax rate by the net income generated by the prohibited assets for the period beginning on the first date of the failure and ending on the date Essex comes into compliance with the asset tests.

Gross Income Tests

Essex must satisfy two separate percentage tests relating to the sources of its gross income for each taxable year. For purposes of these tests, where Essex invests in a partnership, Essex will be treated as receiving its pro rata share based on its capital interest in the partnership of the gross income and loss of the partnership, and the gross income of the partnership will retain the same character in Essex’s hands as it has in the hands of the partnership. See “Certain Material Federal Income Tax Considerations — Investments in Partnerships.”

The 75% Test

At least 75% of Essex’s gross income for a taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of Essex’s trade or business (“dealer property”); (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”); (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by Essex.

Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if Essex, or an owner of 10% or more of Essex’s equity securities, directly or constructively owns (1) in the case of any tenant that is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant or (2) in the case of any tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (such tenants that are described under (1) or (2) being a “related party tenant”), unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% test and 95% test (described below) if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, Essex generally must not operate or manage the property or furnish or render certain services to tenants, other than through an “independent contractor” who is adequately compensated and from whom Essex derives no revenue or through a taxable REIT subsidiary. The independent contractor and taxable REIT subsidiary requirements, however, do not apply to the extent that the services provided by Essex are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Internal Revenue Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.

In general, if a REIT provides impermissible services to its tenants, all of the rent from that property will be disqualified from satisfying the 75% test and 95% test (described below). However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.

Essex does not receive any rent that is based on the income or profits of any person. In addition, Essex does not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, Essex believes that any personal property rented in connection with Essex’s apartment facilities is well within the 15% restriction. Finally, Essex does not believe that it provides services, other than within the 1% de minimis exception described above, to its tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary. Essex does not intend to rent to any related party, to base any rent on the income or profits of any person (other than rents that are based on a fixed percentage or percentages of receipts or sales), or to charge rents that would otherwise not qualify as rents from real property.

The 95% Test

In addition to deriving 75% of its gross income from the sources listed above, at least 95% of Essex’s gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not (except with respect to dividends from a REIT) for purposes of the 75% test. For purposes of determining whether Essex complies with the 75% and 95% tests, gross income does not include income from “prohibited transactions” (discussed below).

From time to time, Essex may enter into hedging transactions with respect to one or more of Essex’s assets or liabilities. Essex’s hedging activities may include entering into interest rate or other swaps, caps and floors, or options to purchase such items, and futures and forward contracts. Through the end of Essex’s 2004 tax year, to the extent Essex entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to hedge Essex’s indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. For tax years beginning on or after January 1, 2005, to the extent a transaction meets certain identification requirements and hedges any indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including interest rate hedges as well as other types of hedges, any income or gain from the disposition of such a hedging transaction will be disregarded in applying the 95% gross income test, but will continue to be taken into account as nonqualifying income for purposes of the 75% gross income test. To the extent that Essex hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. Essex intends to structure any hedging transactions in a manner that does not jeopardize Essex’s status as a REIT.

Essex’s investment in apartment communities generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of Essex’s interest in a partnership, generally will be qualifying income for purposes of the 75% and 95% gross income tests. Essex anticipates that income on its other investments will not cause it to fail the 75% or 95% gross income test for any year.

Even if Essex fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will generally be available if Essex’s failure to comply was due to reasonable cause and not to willful neglect, and Essex timely complies with requirements for reporting each item of its income to the Internal Revenue Service. It is not possible, however, to state whether in all circumstances Essex would be entitled to the benefit of these relief provisions. Even if these relief provisions applied, a 100% penalty tax would be imposed on the amount by which Essex failed the 75% gross income test or the amount by which 95% of Essex’s gross income exceeds the amount of income qualifying under the 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect Essex’s profitability.

Subject to certain safe harbor exceptions, any gain realized by Essex on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon Essex’s ability to qualify as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction.

Annual Distribution Requirements

To qualify as a REIT, Essex is required to distribute dividends (other than capital gain dividends) to its stockholders each year in an amount equal to at least (A) the sum of (i) 90% of Essex’s REIT taxable income (computed without regard to the dividends paid deduction and Essex’s net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income over 5% of Essex’s REIT taxable income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Essex timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to Essex’s prior taxable year for purposes of the 90% distribution requirement.

To the extent that Essex does not distribute all of its net capital gain, or does not distribute at least 90%, but less than 100%, of its REIT taxable income, as adjusted, Essex will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. (However, Essex can elect to “pass through” any of the taxes paid on Essex’s undistributed net capital gain income to its stockholders on a pro rata basis.) Furthermore, if Essex should fail to distribute during each calendar year at least the sum of (1) 85% of its ordinary income for such year, (2) 95% of its net capital gain income for such year, and (3) any undistributed taxable income from prior periods, Essex would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains Essex elected to retain and pay tax on. For these and other purposes, dividends declared by Essex in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by Essex and received by the stockholder during such taxable year, provided that the dividend is actually paid by Essex by January 31 of the following taxable year.

If Essex fails to meet the distribution requirements as a result of an adjustment to its tax return by the Internal Revenue Service or Essex determines that it understated its income on a filed return, Essex may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.

Essex believes that it has made timely distributions sufficient to satisfy the annual distribution requirements. It is possible that in the future Essex may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing Essex’s REIT taxable income on the other hand Further, as described below, it is possible that, from time to time, Essex may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds Essex’s allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, Essex will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds or issue preferred or common stock to satisfy the distribution requirement. Essex may be required to borrow funds at times when market conditions are not favorable.

Prohibited Transaction Rules

A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business (a “prohibited transaction”). Under a safe harbor provision in the Internal Revenue Code, however, income from certain sales of real property held by the REIT for at least four years at the time of the disposition will not be treated as income from a prohibited transaction. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Although Essex will attempt to ensure that none of its sales of property will constitute a prohibited transaction, it cannot assure you that none of such sales will be so treated.

Failure to Qualify

For tax years beginning on or after January 1, 2005, if Essex should fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and asset tests, Essex may retain its REIT qualification if the failures are due to reasonable cause and not willful neglect, and if it pays a penalty of $50,000 for each such failure.

If Essex fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Essex will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Essex fails to qualify will not be deductible by Essex, nor will they be required to be made. In such event, to the extent of Essex’s current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction and noncorporate distributees may be eligible to treat the dividends as “qualified dividend income” taxable at capital gain rates. See “Certain Material Federal Income Tax Considerations — Taxation of Taxable U.S. Holders.” Unless entitled to relief under specific statutory provisions, Essex will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether Essex would be entitled to such statutory relief.

Investments in Partnerships

General

Essex holds a direct ownership interest in the Operating Partnership. In general, partnerships are “pass-through” entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The allocation of partnership income or loss must comply with rules for allocating partnership income or loss under Section 704(b) of the Internal Revenue Code and U.S. Treasury regulations thereunder. Essex’s Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and U.S. Treasury regulations thereunder. Essex includes its allocable share of items of partnership income, gain, loss deduction and credit in the computation of its REIT taxable income. Moreover, Essex includes its proportionate share, based on its capital interest in a partnership, of the foregoing partnership items for purposes of the various REIT income tests. See “Certain Material Federal Income Tax Considerations — Taxation of Essex” and “ — Gross Income Tests,” above. Any resultant increase in Essex’s REIT taxable income increases its distribution requirements, but is not subject to U.S. federal income tax in Essex’s hands provided that such income is distributed to its stockholders. See “Certain Material Federal Income Tax Considerations — Annual Distribution Requirements.” In addition, for purposes of the REIT asset tests, Essex includes its proportionate share, generally based on its capital interest in the partnership, of the assets held by the partnerships. See “— Asset Tests,” above.

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of Essex’s properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership has property subject to book-tax differences. Consequently, the partnership agreement of the Operating Partnership requires such allocations to be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

In general, the partners who contributed appreciated assets to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership of the contributed assets (including some of Essex’s properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Internal Revenue Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership can be expected to cause Essex to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to Essex as a result of such sale. This may cause Essex to recognize taxable income in excess of cash proceeds, which might adversely affect its ability to comply with the REIT distribution requirements. See “Certain Material Federal Income Tax Considerations — Annual Distribution Requirements.”

Certain Loss Limitations

The American Jobs Creation Act of 2004, or the “2004 Act,” added new Section 470 to the Internal Revenue Code, which provides certain limitations on the utilization of losses allocable to leased property owned by a partnership having both taxable and tax-exempt partners, such as Essex’s Operating Partnership. Currently, it is unclear how the transition rules and effective dates set forth in the 2004 Act will apply to entities such as Essex’s Operating Partnership. Moreover, it is uncertain how the general rules of this provision will apply. However, the IRS issued a notice stating that it will not apply Section 470 to partnerships for taxable years beginning before January 1, 2007 based solely on the fact that a partnership had both taxable and tax-exempt partners. It is important to note that this notice provides relief for Essex’s Operating Partnership’s taxable years ending December 31, 2005 and December 31, 2006 only. Accordingly, commencing with Essex’s taxable year beginning January 1, 2007, unless Congress passes corrective legislation which addresses this issue or some other form of relief, certain losses generated with respect to properties owned by Essex’s Operating Partnership may be disallowed until future years. This could increase the amount of distributions Essex is required to make in a particular year in order to meet the REIT distribution requirements, and also could increase the portion of distributions to its stockholders that are taxable as dividends.

Like-Kind Exchanges

Essex may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject Essex to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in Essex may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of the U.S. Treasury regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in Essex.

Investment in Essex’s Stock

The following summary describes certain U.S. federal income tax consequences relating to the purchase, ownership, and disposition of Essex’s stock as of the date hereof. Except where noted, this summary deals only with stock held as a capital asset and does not deal with special situations, such as those persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, persons liable for the alternative minimum tax, of dealers in securities or currencies, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, life insurance companies, or persons holding Essex’s stock as a part of a hedging or conversion transaction or a straddle. Furthermore, the discussion below is based upon the current U.S. federal income tax laws and interpretations thereof as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following summary does not consider the effect of any applicable foreign, state, local, or other tax laws or estate or gift tax considerations.

If an entity treated as a partnership for U.S. federal income tax purposes holds Essex’s stock, the tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Essex’s stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of Essex’s stock.

U.S. Holders

As used herein, a “U.S. Holder” of Essex’s stock means a holder that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person or otherwise is treated as a U.S. person.

Taxation of Taxable U.S. Holders

Distributions. As long as Essex qualifies as a REIT, distributions made to its taxable U.S. holders out of current or accumulated earnings and profits (and not designated as capital gain dividends or “qualified dividend income”) will be taken into account by them as ordinary income, and U.S. Holders that are corporations will not be entitled to a dividends received deduction. “Qualified dividend income” generally includes dividends received from ordinary U.S. corporations and from certain qualified foreign corporations, provided that certain stock holding period requirements are met. “Qualified dividend income” of noncorporate taxpayers is currently taxed as net capital gain, thus reducing the maximum tax rate on such dividends to 15% for taxable years ending after December 31, 2002 and beginning before January 1, 2009. An extension was recently enacted, maintaining the reduced rates for an additional two years.

In general, dividends paid by REITs are not eligible for the 15% tax rate on “qualified dividend income” and, as a result, Essex’s ordinary REIT dividends will continue to be taxed at the ordinary income tax rate. Dividends received by a noncorporate stockholder could be treated as “qualified dividend income,” however, to the extent that Essex has received dividend income from taxable corporations (such as a taxable REIT subsidiary) and to the extent such dividends are attributable to income that is subject to tax at the REIT level (for example, if Essex distributed less than 100% of its taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold Essex’s stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which Essex’s stock becomes ex-dividend.

To the extent that Essex makes distributions in excess of its current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the U.S. Holder, reducing the tax basis of a U.S. Holder’s stock by the amount of such distribution (but not below zero), with distributions in excess of the U.S. Holder’s tax basis treated as proceeds from a sale of stock, the tax treatment of which is described below. Distributions will generally be taxable, if at all, in the year of the distribution. However, any dividend declared by Essex in October, November or December of any year and payable to a U.S. Holder who held Essex’s stock on a specified record date in any such month shall be treated as both paid by Essex and received by the U.S. Holder on December 31 of such year, provided that the dividend is actually paid by Essex during January of the following calendar year.

In general, distributions which are designated by Essex as capital gain dividends will be taxable to U.S. Holders as gain from the sale of assets held for greater than one year, or “long-term term capital gain.” That treatment will apply regardless of the period for which a U.S. Holder has held the stock upon which the capital gain dividend is paid. However, corporate U.S. Holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 15% for long-term capital gain attributable to sales or exchanges. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to Essex’s “unrecaptured Section 1250 gain.”

Essex may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. In such event, Essex would pay tax on such retained net long-term capital gains. In addition, to the extent designated by Essex, a U.S. Holder generally would (1) include his proportionate share of such undistributed long-term capital gains in computing his long-term capital gains for his taxable year in which the last day of Essex’s taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid the capital gains tax imposed on Essex on the designated amounts included in such U.S. Holder’s long-term capital gains, (3) receive a credit or refund for such amount of tax deemed paid by the U.S. Holder, (4) increase the adjusted basis of his stock by the difference between the amount of such includable gains and the tax deemed to have been paid by him, and (5) in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations (which have not yet been issued).

Distributions made by Essex and gain arising from the sale or exchange by a U.S. Holder of stock will not be treated as passive activity income, and as a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. U.S. Holders may not include in their individual income tax returns any of Essex’s net operating losses or capital losses.

Disposition of Stock. Upon any taxable sale or other disposition of Essex’s stock, a U.S. Holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition except with respect to amounts attributable to accrued but unpaid dividends and (2) the U.S. Holder’s adjusted basis in the stock for tax purposes.

This gain or loss will be a capital gain or loss, and will be long-term capital gain or loss, respectively, if Essex’s stock has been held for more than one year at the time of the disposition. Noncorporate U.S. Holders are generally taxable at a current maximum rate of 15% on long-term capital gain. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% to a portion of capital gain realized by a noncorporate U.S. Holder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. Holders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. Holder will be subject to tax at a maximum rate of 35% on capital gain from the sale of Essex’s stock regardless of its holding period for the stock.

In general, any loss upon a sale or exchange of Essex’s stock by a U.S. Holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions (actually made or deemed made in accordance with the discussion above) from Essex required to be treated by such U.S. Holder as long-term capital gain.

Dividend Reinvestment Program. Stockholders participating in Essex’s dividend reinvestment program are treated as having received the gross amount of any cash distributions which would have been paid by Essex to such stockholders had they not elected to participate in the program. These distributions will retain the character and tax effect applicable to distributions from Essex generally. Participants in the dividend reinvestment program are subject to U.S. federal income and withholding tax on the amount of the deemed distributions to the extent that such distributions represent dividends or gains, even though they receive no cash. Shares of Essex’s stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost (which is the gross amount of the distribution).

Information Reporting and Backup Withholding. Payments of dividends on Essex’s stock and proceeds received upon the sale, redemption or other disposition of Essex’s stock may be subject to Internal Revenue Service information reporting and backup withholding. Payments to certain U.S. Holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. Holder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding if such holder:

•	fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

•
fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. Holder that it is subject to backup withholding.

A U.S. Holder that does not provide Essex with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. Holder’s U.S. federal income tax liability, if any, and otherwise will be refundable, provided that the requisite procedures are followed.

You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Taxation of Tax-Exempt U.S. Holders

Based upon a published ruling by the Internal Revenue Service, a distribution by Essex to, and gain upon a disposition of Essex’s stock by, a U.S. Holder that is a tax-exempt entity will not constitute “unrelated business taxable income” (“UBTI”) provided that the tax-exempt entity has not financed the acquisition of its stock with “acquisition indebtedness” within the meaning of the Internal Revenue Code and the stock is not otherwise used in an unrelated trade or business of the tax-exempt entity.

However, for tax-exempt U.S. Holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in Essex will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt U.S. Holders should consult their own tax advisers concerning these “set aside” and reserve requirements.

Notwithstanding the preceding paragraph, however, a portion of the dividends paid by Essex may be treated as UBTI to certain domestic private pension trusts if Essex is treated as a “pension-held REIT.” Essex believes that it is not, and does not expect to become, a “pension-held REIT.” If Essex were to become a pension-held REIT, these rules generally would only apply to certain pension trusts that held more than 10% of Essex’s stock.

Taxation of Non-U.S. Holders

The following is a discussion of certain anticipated U.S. federal income tax consequences of the ownership and disposition of Essex’s stock applicable to non-U.S. Holders of such stock. A “non-U.S. Holder” is any person who is not a U.S. Holder. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Distributions from the Company.

1.    Ordinary Dividends. The portion of dividends received by non-U.S. Holders payable out of Essex’s current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Essex’s stock. In cases where the dividend income from a non-U.S. Holder’s investment in Essex’s stock is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder), the non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject a tax at a rate of 30% or lower under an applicable treaty (the “branch profits tax”) in the case of a corporate non-U.S. Holder).

Essex expects to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. Holder unless (1) a lower treaty rate applies and proper certification is provided on Internal Revenue Service Form W-8BEN or (2) the non-U.S. Holder files an Internal Revenue Service Form W-8ECI with Essex claiming that the distribution is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder). However, the non-U.S. Holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of Essex’s current and accumulated earnings and profits.

2.    Non-Dividend Distributions. Unless Essex’s stock constitutes a USRPI (as defined below), distributions by Essex which are not paid out of Essex’s current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. Holder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of Essex’s current and accumulated earnings and profits. If Essex’s stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to 10% withholding tax and may be subject to additional taxation under FIRPTA (as defined below). However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

3.    Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution made by Essex to a non-U.S. Holder, to the extent attributable to gains (“USRPI Capital Gains”) from dispositions of United States Real Property Interests (“USRPIs”), will be considered effectively connected with a U.S. trade or business of the non-U.S. Holder and therefore will be subject to U.S. income tax at the rates applicable to U.S. Holders, without regard to whether such distribution is designated as a capital gain dividend. (The properties owned by Essex’s Operating Partnership generally are USRPIs.) Distributions subject to FIRPTA may also be subject to the branch profits tax in the hands of a corporate non-U.S. Holder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on Essex’s stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the non-U.S. Holder from the sale or exchange of a USRPI if (1) Essex’s stock continues to be regularly traded on an established securities market located in the United States and (2) the selling non-U.S. Holder did not own more than 5% of such class of stock at any time during the one year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the non-U.S. Holder, and the tax consequences to the non-U.S. Holder will be as described above under “ — Ordinary Dividends.”

Distributions attributable to Essex’s capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the stock is effectively connected with the non-U.S. Holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder), in which case the non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain (except that a corporate non-U.S. Holder may also be subject to the branch profits tax) or (2) the non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Essex generally will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. Holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of Essex’s net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. Holder’s U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 5% of Essex’s stock while such stock is regularly traded on an established securities market. Instead, those amounts will be treated as described above under “ — Ordinary Dividends.”

Disposition of Stock. Unless Essex’s stock constitutes a USRPI, a sale of such stock by a non-U.S. Holder generally will not be subject to U.S. taxation unless (1) the investment in the stock is effectively connected with the non-U.S. Holder’s U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holder) or (2) the non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present.

The stock will not constitute a USRPI if Essex is a “domestically controlled REIT” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. Holders. Essex believes that it is, and expects to continue to be, a domestically controlled REIT, and therefore that the sale of Essex’s stock will not be subject to taxation under FIRPTA. Because Essex’s stock will be publicly traded, however, no assurance can be given that Essex will continue to be a domestically controlled REIT.

Even if Essex does not constitute a domestically controlled REIT, a non-U.S. Holder’s sale of its stock generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that (1) the stock continues to be regularly traded on an established securities market located in the United States and (2) the selling non-U.S. Holder did not own more than 5% of such class of stock at any time during the one year period ending on the date of the distribution.

If gain on the sale of Essex’s stock were subject to taxation under FIRPTA, the non-U.S. Holder would be subject to the same treatment as a U.S. Holder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

In addition, the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Information Reporting and Backup Withholding. Backup withholding will apply to dividend payments made to a non-U.S. Holder of Essex’s stock unless the holder has certified that it is not a U.S holder and the payer has no actual knowledge that the owner is not a non-U.S. Holder. Information reporting generally will apply with respect to dividend payments even if certification is provided.

Payment of the proceeds from a disposition of Essex’s stock by a non-U.S. Holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. Holder or otherwise establishes an exemption. Generally, Internal Revenue Service information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of Essex’s stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. Holder satisfies certification requirements regarding its status as a non-U.S. Holder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. Holder.

A non-U.S. Holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury regulations.

State and Local Taxes

Essex and it stockholders may be subject to state or local taxation in various jurisdictions, including those in which Essex or they transact business or reside. The state and local tax treatment of Essex and its stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisers regarding the effect of state and local tax laws on an investment in Essex’s stock.

PLAN OF DISTRIBUTION

We may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents, which agents may be affiliated with us. We will name any such underwriter or agent involved in the offer and sale of the Offered Securities in the applicable Prospectus Supplement.

We may effect from time to time sales of Offered Securities offered pursuant to any applicable Prospectus Supplement in one or more transactions at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale, or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the Offered Securities upon the terms and conditions as set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Essex or from the Operating Partnership in the form of underwriting discounts or commissions, and also may receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties (or affiliates of such third parties) may sell Offered Securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this Prospectus, will be identified in the applicable Prospectus Supplement or a post-effective amendment to this Registration Statement.

Any underwriting compensation we pay to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions underwriters allow to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable Prospectus Supplement.

Unless otherwise specified in the related Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than Essex’s Common Stock which is listed on the New York Stock Exchange. Any shares of Essex’s Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any Preferred Stock, Warrants or Debt Securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you of the liquidity of the trading market for the Offered Securities.

If so indicated in the applicable Prospectus Supplement, we may authorize dealers, acting as our agent, to solicit offers by certain institutions to purchase Offered Securities from us at the public offering price set forth in such Prospectus Supplement, pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except: (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the Offered Securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.

LEGAL MATTERS

The validity of the Offered Securities to be offered by Essex will be passed upon for us by Venable LLP and the validity of the Offered Securities to be offered by the Operating Partnership will be passed upon for us by Baker & McKenzie LLP. Baker & McKenzie LLP will also issue an opinion to us regarding certain tax matters described under “Certain Material Federal Income Tax Considerations.”

EXPERTS

The consolidated financial statements and schedules of Essex Property Trust, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the consolidated financial statements and schedules of Essex Portfolio, L.P. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with this offering are estimated as follows:

SEC Registration Fee	$(1)
Printing Fees	$(2)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Trustee Expenses and Fees	$(2)
Blue Sky Fees and Expenses	$(2)
Miscellaneous	$(2)

TOTAL	$(1)(2)

(1) The SEC Registration Fee is deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
(2) Estimated expenses are not presently known. Estimated expenses in connection with a given offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless prohibited by its Charter, a corporation may indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

The Essex Property Trust, Inc.’s Charter and bylaws provide in effect for the indemnification by the Company of the directors and officers to the fullest extent permitted by applicable law. Essex Property Trust, Inc. has purchased directors’ and officers’ liability insurance for the benefit of its directors and officers.

Essex Property Trust, Inc. has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

The amended and restated partnership agreement of the Essex Portfolio, L.P. requires Essex Portfolio, L.P. to indemnify Essex Property Trust, Inc., its affiliates and any individual or entity acting on Essex Property Trust, Inc.’s behalf against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of Essex Portfolio, L.P. or in connection with its business or affairs unless it is determined that indemnification is not permitted.

ITEM 16.	EXHIBITS

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT	NOTE
1.1*	Underwriting Agreement	--
3.1	Articles of Amendment and Restatement of Essex Property Trust, Inc. dated June 22, 1995, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.	--
3.2	Articles Supplementary of Essex Property Trust, Inc. for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed July 16, 1996, and incorporated herein by reference.	--
3.3	First Amendment to Articles of Amendment and Restatement of Essex Property Trust, Inc., attached as Exhibit 3.1 to Essex Property Trust, Inc.’s 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.	--
3.4	Certificate of Correction to Exhibit 3.2 dated December 20, 1996, attached as Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the ended December 31, 1996, and incorporated herein by reference.	--
3.5	Amended and Restated Bylaws of Essex Property Trust, Inc., attached as Exhibit 3.2 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.	--
3.6	Certificate of Amendment of the Bylaws of Essex Property Trust, Inc., dated December 17, 1996, attached as Exhibit 3.6 to the Company’s Annual Report on Form 10-K for the ended December 31, 1996, and incorporated herein by reference.	--
3.7	Articles Supplementary of Essex Property Trust, Inc. reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.	--
3.8	Articles Supplementary of Essex Property Trust, Inc. reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998, attached as Exhibit 3.8 to the Company’s Annual Report on Form 10-K for the ended December 31, 1998, and incorporated herein by reference.	--
3.9	Certificate of Correction to Exhibit 3.2 dated February 12, 1999, attached as Exhibit 3.9 to the Company’s Annual Report on Form 10-K for the ended December 31, 1998, and incorporated herein by reference.	--
3.10	Articles Supplementary of Essex Property Trust, Inc. reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to Essex Property Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.	--

EXHIBIT NO.	DOCUMENT	NOTE
3.11	Articles Supplementary of Essex Property Trust, Inc. reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.	--
3.12	Articles Supplementary of Essex Property Trust, Inc. reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.	--
3.13	Certificate of Correction to Articles Supplementary of Essex Property Trust, Inc. reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.	--
3.14	Certificate of Amendment of the Bylaws of Essex Property Trust, Inc. dated February 14, 2000, attached as Exhibit 3.2 to Essex Property Trust, Inc.’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.	--
3.15	Articles Supplementary of Essex Property Trust, Inc. reclassifying 1,000,000 shares of Common Stock as 1,000,000 shares of 7.8125% Series F Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 23, 2003, the form of which was attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed September 19, 2003, and incorporated herein by reference.	--
3.16	Articles Supplementary reclassifying 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.16 to Essex Property Trust, Inc.’s Form 10-K for the year ended December 31, 2005, and incorporated herein by reference.	--
3.17	Articles Supplementary reclassifying 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.17 to Essex Property Trust, Inc.’s Form 10-K for the year ended December 31, 2005, and incorporated herein by reference.	--
3.18	Articles Supplementary of Essex Property Trust, Inc. reclassifying 5,980,000 shares of Common Stock as 5,980,000 shares of 4.875% Series G Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 26, 2006, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed July 27, 2006 and incorporated herein by reference.	--
4.1	Rights Agreement, dated as of November 11, 1998, between Essex Property Trust, Inc., and BankBoston, N.A., as Rights Agent, including all exhibits thereto, attached as Exhibit 1 to Essex Property Trust, Inc.’s Registration Statement filed on Form 8-A dated November 12, 1998, and incorporated herein by reference.	--
4.2	Amendment to Rights Agreement, dated as of December 13, 2000, attached as Exhibit 4.1 to Essex Property Trust, Inc.’s Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference.	--

EXHIBIT NO.	DOCUMENT	NOTE
4.3	Amendment to Rights Agreement, dated as of February 28, 2002, attached as Exhibit 4.3 to Essex Property Trust, Inc.’s Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.	--
4.4	Form of 4.875% Series G Cumulative Convertible Preferred Stock Certificate, attached as Exhibit 4.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed July 27, 2006, and incorporated herein by reference.	--
4.5	Form of Indenture, attached as Exhibit 4.4 to Amendment No. 1 to Essex Property Trust, Inc.’s Registration on Form S-3 (No. 333-44467), filed on March 6, 1998, and incorporated herein by reference.	--
4.6	Indenture, dated October 28, 2005, by and among Essex Property Trust, Inc., as Guarantor, Essex Portfolio, L.P., as the Issuer, and Wells Fargo, N.A., as the Trustee, attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed November 2, 2005, and incorporated herein by reference.	--
4.7*	Form of Certificate of Articles Supplementary of Essex Property Trust, Inc. for additional shares of Preferred Stock or for other classes or series of Essex Property Trust, Inc.’s capital stock.	--
4.8*	Form of Warrant Agreement.	--
4.9*	Form of Deposit Agreement.	--
4.10*	Form of Unit Agreement.	--
4.11*	Form of Purchase Contract Agreement.	--
4.12*	Form of Purchase Contract.	--
5.1	Opinion of Venable LLP.	--
5.2	Opinion of Baker & McKenzie LLP.	--
8.1	Opinion of Baker & McKenzie LLP relating to certain tax matters.	--
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges, attached as Exhibit 12.1 to Essex Property Trust Inc.’s Form 10-K for the year ended December 31, 2006, and incoprorated herein by reference.	--
23.1	Consent of KPMG LLP.	--
23.2	Consent of KPMG LLP.	--
23.3	Consent of Baker & McKenzie LLP (included in Exhibits 5.2 and 8.1).	--
23.4	Consent of Venable LLP (included in Exhibits 5.1).	--
24.1	Power of Attorney.	--

*	To be filed by amendment or incorporated by reference in connection with the offering of the applicable Offered Securities.

ITEM 17.	UNDERTAKINGS

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 30th day of March, 2007.

ESSEX PROPERTY TRUST, INC.

By:	/s/ Keith R. Guericke
Keith R. Guericke Vice Chairman of the Board, Chief Executive Officer and President

ESSEX PORTFOLIO, L.P. By Essex Property Trust, Inc., as General Partner

By:	/s/ Keith R. Guericke
Keith R. Guericke Vice Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on March 30, 2007. Each person has signed this Registration Statement (i) in their capacity as an officer or director of Essex and (ii) as an officer and director of Essex in its capacity as the general partner of Essex Portfolio, L.P.

SIGNATURE	TITLE
/s/ Keith R. Guericke	Chief Executive Officer and President, Director and Vice Chairman of
Keith R. Guericke	the Board (Principal Executive Officer)

/s/ Michael T. Dance	Executive Vice President and Chief Financial Officer (Principal
Michael T. Dance	Financial Officer and Principal Accounting Officer)

/s/ Michael J. Schall	Senior Executive Vice President, Director,
Michael J. Schall	and Chief Operating Officer

*	Director and Chairman of the Board
George M. Marcus

*	Director
William A. Millichap

*	Director
David W. Brady

*	Director
Robert E. Larson

*	Director
Gary P. Martin

*	Director
Issie N. Rabinovitch

*	Director
Thomas E. Randlett

*	Director
Willard H. Smith, Jr.

*By:
/s/ Keith R. Guericke
Keith R. Guericke
Attorney-in-Fact

S-1

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT	NOTE
1.1*	Underwriting Agreement	--
3.1	Articles of Amendment and Restatement of Essex Property Trust, Inc. dated June 22, 1995, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.	--
3.2	Articles Supplementary of Essex Property Trust, Inc. for the 8.75% Convertible Preferred Stock, Series 1996A, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed July 16, 1996, and incorporated herein by reference.	--
3.3	First Amendment to Articles of Amendment and Restatement of Essex Property Trust, Inc., attached as Exhibit 3.1 to Essex Property Trust, Inc.’s 10-Q for the quarter ended September 30, 1996, and incorporated herein by reference.	--
3.4	Certificate of Correction to Exhibit 3.2 dated December 20, 1996, attached as Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the ended December 31, 1996, and incorporated herein by reference.	--
3.5	Amended and Restated Bylaws of Essex Property Trust, Inc., attached as Exhibit 3.2 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed August 13, 1996, and incorporated herein by reference.	--
3.6	Certificate of Amendment of the Bylaws of Essex Property Trust, Inc., dated December 17, 1996, attached as Exhibit 3.6 to the Company’s Annual Report on Form 10-K for the ended December 31, 1996, and incorporated herein by reference.	--
3.7	Articles Supplementary of Essex Property Trust, Inc. reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on February 10, 1998, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed March 3, 1998, and incorporated herein by reference.	--
3.8	Articles Supplementary of Essex Property Trust, Inc. reclassifying 500,000 shares of Common Stock as 500,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Stock, filed with the State of Maryland on November 25, 1998, attached as Exhibit 3.8 to the Company’s Annual Report on Form 10-K for the ended December 31, 1998, and incorporated herein by reference.	--
3.9	Certificate of Correction to Exhibit 3.2 dated February 12, 1999, attached as Exhibit 3.9 to the Company’s Annual Report on Form 10-K for the ended December 31, 1998, and incorporated herein by reference.	--
3.10	Articles Supplementary of Essex Property Trust, Inc. reclassifying 6,617,822 shares of Common Stock as 6,617,822 shares of Series A Junior Participating Preferred Stock, filed with the State of Maryland on November 13, 1998, attached as Exhibit 4.0 to Essex Property Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.	--
3.11	Articles Supplementary of Essex Property Trust, Inc. reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 30, 1999, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference.	--
3.12	Articles Supplementary of Essex Property Trust, Inc. reclassifying 2,200,000 shares of Common Stock as 2,200,000 shares of 9.25% Series E Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 9, 1999, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference.	--

EXHIBIT NO.	DOCUMENT	NOTE
3.13	Certificate of Correction to Articles Supplementary of Essex Property Trust, Inc. reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.	--
3.14	Certificate of Amendment of the Bylaws of Essex Property Trust, Inc. dated February 14, 2000, attached as Exhibit 3.2 to Essex Property Trust, Inc.’s Form 10-Q for the quarter ended March 31, 2000, and incorporated herein by reference.	--
3.15	Articles Supplementary of Essex Property Trust, Inc. reclassifying 1,000,000 shares of Common Stock as 1,000,000 shares of 7.8125% Series F Cumulative Redeemable Preferred Stock, filed with the State of Maryland on September 23, 2003, the form of which was attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed September 19, 2003, and incorporated herein by reference.	--
3.16	Articles Supplementary reclassifying 2,000,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series B Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.16 to Essex Property Trust, Inc.’s Form 10-K for the year ended December 31, 2005, and incorporated herein by reference.	--
3.17	Articles Supplementary reclassifying 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock as 2,000,000 shares of Series D Cumulative Redeemable Preferred Stock, filed with the State of Maryland on January 14, 2004, attached as Exhibit 3.17 to Essex Property Trust, Inc.’s Form 10-K for the year ended December 31, 2005, and incorporated herein by reference.	--
3.18	Articles Supplementary of Essex Property Trust, Inc. reclassifying 5,980,000 shares of Common Stock as 5,980,000 shares of 4.875% Series G Cumulative Redeemable Preferred Stock, filed with the State of Maryland on July 26, 2006, attached as Exhibit 3.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed July 27, 2006 and incorporated herein by reference.	--
4.1	Rights Agreement, dated as of November 11, 1998, between Essex Property Trust, Inc., and BankBoston, N.A., as Rights Agent, including all exhibits thereto, attached as Exhibit 1 to Essex Property Trust, Inc.’s Registration Statement filed on Form 8-A dated November 12, 1998, and incorporated herein by reference.	--
4.2	Amendment to Rights Agreement, dated as of December 13, 2000, attached as Exhibit 4.1 to Essex Property Trust, Inc.’s Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference.	--
4.3	Amendment to Rights Agreement, dated as of February 28, 2002, attached as Exhibit 4.3 to Essex Property Trust, Inc.’s Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.	--
4.4	Form of 4.875% Series G Cumulative Convertible Preferred Stock Certificate, attached as Exhibit 4.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed July 27, 2006, and incorporated herein by reference.	--
4.5	Form of Indenture, attached as Exhibit 4.4 to Amendment No. 1 to Essex Property Trust, Inc.’s Registration on Form S-3 (No. 333-44467), filed on March 6, 1998, and incorporated herein by reference.	--
4.6	Indenture, dated October 28, 2005, by and among Essex Property Trust, Inc., as Guarantor, Essex Portfolio, L.P., as the Issuer, and Wells Fargo, N.A., as the Trustee, attached as Exhibit 10.1 to Essex Property Trust, Inc.’s Current Report on Form 8-K, filed November 2, 2005, and incorporated herein by reference.	--

EXHIBIT NO.	DOCUMENT	NOTE
4.7*	Form of Certificate of Articles Supplementary of Essex Property Trust, Inc. for additional shares of Preferred Stock or for other classes or series of Essex Property Trust, Inc.’s capital stock.	--
4.8*	Form of Warrant Agreement.	--
4.9*	Form of Deposit Agreement.	--
4.10*	Form of Unit Agreement.	--
4.11*	Form of Purchase Contract Agreement.	--
4.12*	Form of Purchase Contract.	--
5.1	Opinion of Venable LLP.	--
5.2	Opinion of Baker & McKenzie LLP.	--
8.1	Opinion of Baker & McKenzie LLP relating to certain tax matters.	--
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges, attached as Exhibit 12.1 to Essex Property Trust, Inc.’s Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.	--
23.1	Consent of KPMG LLP.	--
23.2	Consent of KPMG LLP.	--
23.3	Consent of Baker & McKenzie LLP (included in Exhibits 5.2 and 8.1).	--
23.4	Consent of Venable LLP (included in Exhibits 5.1).	--
24.1	Power of Attorney.	--

*	To be filed by amendment or incorporated by reference in connection with the offering of the applicable Offered Securities.